     As filed with the Securities and Exchange Commission on June 30, 1998
                                                      Registration No. 333-_____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ------------------

                                   IMALL, INC.
                 (Name of Small Business Issuer in Its Charter)


          NEVADA                              8200                      87-0553169
(State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)    Identification Number)



                         4400 COLDWATER CANYON BOULEVARD
                                    SUITE 200
                          STUDIO CITY, CALIFORNIA 91604
                                 (818) 509-3600
          (Address and Telephone Number of Principal Executive Offices)

                              RICHARD M. ROSENBLATT
                         4400 COLDWATER CANYON BOULEVARD
                                    SUITE 200
                          STUDIO CITY, CALIFORNIA 91604

                                 (818) 509-3600
           (Name, Address, and Telephone Number of Agent For Service)

                               -------------------

                        Copies of all communications to:

                             DAVID L. FICKSMAN, ESQ.
                                 LOEB & LOEB LLP
                       1000 WILSHIRE BOULEVARD, SUITE 1800
                          LOS ANGELES, CALIFORNIA 90017
                            TELEPHONE: (213) 688-3400
                            FACSIMILE: (213) 688-3460

                           ---------------------------

Approximate Date of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

                                 CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                 Proposed         Proposed
                                                                  Maximum          Maximum         Amount of
        Titles of Each Class of               Amount to be    Offering Price      Aggregate      Registration
      Securities to be Registered              Registered           Per           Offering            Fee
                                                                 Share(1)         Price(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.008 per               317,192           $9.00         $ 2,854,728      $   842.14
share
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.008 per              6,250,005          $9.00         $56,250,045      $16,593.76
share, underlying Convertible Preferred
Stock...............................
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.008 per share,        1,568,751          $3.20(2)      $ 5,020,003      $ 1,480.90
underlying Initial Warrants
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.008 per share,        1,500,000          $3.20(2)      $ 4,800,000      $ 1,416.00
underlying Placement Agent Warrants
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.008 per                25,749           $3.20(2)      $    82,397      $    24.31
share underlying the Investor Warrants
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.008 per               375,000           $3.20(2)      $ 1,200,000      $   354.00
share underlying the Additional Warrants
-----------------------------------------------------------------------------------------------------------------
Initial Warrants to purchase .125 share of    12,550,005                (3)           --               --
-----------------------------------------------------------------------------------------------------------------
Common Stock
-----------------------------------------------------------------------------------------------------------------
Placement Agent Warrants to purchase           1,500,000                (3)           --               --
one share of Common Stock
-----------------------------------------------------------------------------------------------------------------
Investor Warrants to purchase .125 share         205,990                (3)           --               --
of Common Stock
-----------------------------------------------------------------------------------------------------------------
Additional Warrants to purchase one share        375,000                (3)           --               --
of Common Stock
-----------------------------------------------------------------------------------------------------------------
Total...............................                                                              $20,711.11
=============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended ("Securities Act") using the last reported sale price reported on the OTC Electronic Bulletin Board for the Registrant's Common Stock on June 29, 1998.

(2) The maximum offering price per share of the Common Stock has been calculated pursuant to Rule 457(g).

(3) No additional fee pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
               SUBJECT TO COMPLETION, DATED _______________, 1998

                                   IMALL, INC.
                       10,036,697 SHARES OF COMMON STOCK
                          12,550,005 INITIAL WARRANTS
                       1,500,000 PLACEMENT AGENT WARRANTS
                           205,990 INVESTOR WARRANTS
                          375,000 ADDITIONAL WARRANTS

                                   ----------


    This Prospectus relates to the following securities of iMall, Inc., a Nevada corporation (the "Company"): (i) 317,192 shares of common stock, par value $0.008 per share ("Common Stock") issued to certain investors in a private placement completed in October 1997; (ii) 6,250,005 shares of Common Stock issuable upon conversion of 5,000,004 shares of the Company's 9% Convertible Preferred Stock issued in a private placement in December 1997 (the "Convertible Preferred Stock"); (iii) 1,568,751 shares of Common Stock underlying warrants, issued in connection with the December 1997 private placement, which entitles the holder to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Initial Warrants");
(iv) 12,550,005 Initial Warrants issued in connection with the December 1997 private placement; (v) 1,500,000 warrants issued to Commonwealth Associates (the "Placement Agent"), in connection with the December 1997 private placement, to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Placement Agent Warrants"); (vi) 1,500,000 shares of Common Stock underlying the Placement Agent Warrants; (vii) 205,990 warrants issued to a group of investors in connection with the October 1997 private placement to purchase .125 share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Investor Warrants"); (viii) 25,749 shares of Common Stock underlying the Investor Warrants; (ix) 375,000 warrants issued to the Company's financial advisors in connection with the December 1997 private placement to purchase one share of Common Stock exercisable at $3.20 per share, subject to adjustment in certain circumstances (the "Additional Warrants"); and (x) 375,000 shares of Common Stock underlying the Additional Warrants. The Initial Warrants, Placement Agent Warrants, Investor Warrants and the Additional Warrants are referred to herein as the "Warrants." The Common Stock offered hereby and the Common Stock underlying the Convertible Preferred Stock and the Warrants (the "Underlying Common Stock") together with the Warrants are referred herein as the "Securities."

    The Common Stock and Warrants are being offered by certain securityholders of the Company (the "Selling Securityholders"). See "PRINCIPAL AND SELLING SECURITYHOLDERS," and "PLAN OF DISTRIBUTION." The Underlying Common Stock is being offered by the Company upon the conversion of the Convertible Preferred Stock and the exercise of the Warrants. The Company will receive the proceeds from the exercise of the Warrants; however, the Company will not receive any proceeds from the sales of the Common Stock offered hereby, the Warrants or the Underlying Common Stock by or for the accounts of the Selling Securityholders. See "USE OF PROCEEDS."

     The Company's Common Stock is presently quoted on the OTC Electronic Bulletin Board under the symbol "IIML". The Company has applied to have the Common Stock approved for inclusion on the NASDAQ SmallCap Market under the proposed Symbol "IMAL." On June 29, 1998, the last reported sale price of the Common Stock, as reported on the OTC Electronic Bulletin Board, was $9.00 per share.

                                   ----------

             THE SECURITIES OFFERED HEREBY INVOLVE SUBSTANTIAL RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                   ----------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                 The date of this Prospectus is __________, 1998

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company's Common Stock is presently traded on the OTC Electronic Bulletin Board. Reports and other information concerning the Company may be inspected at the Records Department of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission, a registration statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                               PROSPECTUS SUMMARY


The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements and the related notes thereto appearing elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed in such forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed in "RISK FACTORS."


                                   THE COMPANY

    The Company is an electronic commerce and Internet services company that maintains an Internet destination called "iMALL", located at www.imall.com. The iMALL Web site offers goods and services for sale from a variety of merchants, either through a Web site or classified advertisements within iMALL.

    The Company currently derives the majority of its revenues from Web site sales and maintenance fees, Internet training, education and consulting services. The Company's goal is for its future revenues to include those sources as well as revenue from selling products over the Internet, providing electronic commerce services to businesses (through Web sites which include the tools necessary to consummate transactions on line), and selling Internet advertising. The Company is now focusing on what it believes to be more profitable areas such as the building and hosting of Web sites equipped to process on line transactions ("Transactional Web Sites"), the sale of the Company's proprietary Electronic Commerce Services, maximizing the Company's Internet advertising revenues, and growing its on line commerce revenue (by earning a percentage of the gross sales made through iMALL merchants' Web sites).

    The Company's mission is to maintain and expand its position as a pioneer and leader in Electronic Commerce Services and a prominent Internet commerce destination where businesses and consumers from around the world go to engage in the sale and purchase of goods, services and information. To achieve this mission, the Company will focus on expanding the sales of its Electronic Commerce Services and on further building its Internet presence by launching new electronic commerce Web sites, acquiring new merchants and products and increasing its shopper base.

    The Company effected a 1 for 19 reverse stock split on January 8, 1996. In addition, on May 22, 1996, the Company effected a 4 for 1 forward stock split, and, effective February 12, 1998, the Company effected a 1 for 8 reverse stock split. All references in this Prospectus take these stock splits into effect when referring to the number of shares of the Company's Common Stock or per share data.

    The Company's executive office is located at 4400 Coldwater Canyon Boulevard, Suite 200, Studio City, California 91604, and its telephone number is
(818) 509-3600.

                                 USE OF PROCEEDS

    No proceeds are to be paid to the Company from the sale of shares of the Common Stock offered hereby, Underlying Common Stock or Warrants. The Company will receive the proceeds from the exercise of the Warrants. See "USE OF PROCEEDS."


                                  RISK FACTORS

    Investment in the Securities involves a substantial degree of risk, including possible regulatory constraints and possible need for additional financing. See "RISK FACTORS."

                          SUMMARY FINANCIAL INFORMATION

            The following table sets forth for the periods indicated and at the dates indicated, historical summary financial information of the Company. The historical information contained in the table as of December 31, 1997 has been derived from audited consolidated financial statements, and is qualified in its entirety by, and should be read in connection with, "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," the audited consolidated financial statements (and notes thereto) and other financial and statistical information of the Company appearing elsewhere in this Prospectus. The statements of operations and balance sheet data as of March 31, 1998 and for the three months ended March 31, 1998 and 1997, have been derived from unaudited condensed consolidated financial statements. The condensed consolidated financial statements as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 appearing elsewhere in this Prospectus are unaudited; however in the opinion of Management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial results and condition for interim periods have been made. The results of interim periods are not necessarily indicative of the results to be obtained in a full fiscal year.

                                               Years Ended                           Three Months Ended
                                               December 31,                               March 31,
                                     --------------------------------           --------------------------------
                                         1997                1996                   1998                1997
                                     ------------        ------------           ------------        ------------
STATEMENT OF
  OPERATIONS
  DATA:
Revenues                             $ 16,776,661        $ 16,046,933           $  3,472,299        $  4,078,434
Gross profit                           11,750,396          10,582,490              2,440,902           2,824,253
Loss from operations                   (4,782,508)            (27,210)            (1,280,414)           (688,115)
(Loss) income before provision
  for income taxes                     (4,719,520)            102,746             (1,219,682)           (682,206)
Net (loss) income                      (4,702,974)             64,818             (1,219,682)           (682,206)
Net (loss) income per
  common share(1)                    $      (0.64)       $       0.01           $      (0.22)       $      (0.09)
Weighted average
  common shares
  outstanding(1)                        7,526,967           7,252,584              7,652,494           7,410,566


(1) See Note 10 of Notes to Consolidated Financial Statements and Note 2 to Notes to Condensed Consolidated Financial Statements.

                                 March 31, 1998                   December 31, 1997
                                 --------------                   -----------------
BALANCE SHEET
  DATA:

Working capital                    $11,599,995                    $13,474,100
Fixed assets, net                    1,441,931                        610,477
Total assets                        15,325,925                     17,055,672
Total liabilities                    2,022,236                      2,701,457
Stockholders' equity                13,303,689                     14,354,215


                                  RISK FACTORS

            An investment in the securities offered hereby involves a substantial degree of risk. Prospective investors, prior to making an investment decision, should carefully consider the following risk factors. This Prospectus contains, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Reference is made in particular to the description of the Company's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking statements included in "PROSPECTUS SUMMARY," "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "BUSINESS" in this Prospectus. Such statements are based on Management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in such forward-looking statements include, but are not limited to, those set forth in the risk factors below.

LIMITED OPERATING HISTORY; HISTORICAL LOSSES; ANTICIPATED LOSSES

            The Company has existed in its present state since January 1996 and currently generates the substantial majority of its revenues from Web site sales in conjunction with Internet training. The Company has not begun to generate significant recurring revenues from on line commerce which is to be the Company's focus for the future. Accordingly, the Company has a limited operating history on which to base an evaluation of its business and prospects. The Company's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as on line commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model, management of growth, the Company's ability to anticipate and adapt to a developing market and unforeseen changes and developments in the Company's strategic partners' activities and direction. To address these risks, the Company must, among other things, implement and successfully execute its business strategy, continue to develop and upgrade its technology, improve its Web site, provide superior customer service, respond to competitive developments and attract, retain and motivate qualified personnel and meet the expectations of its strategic partners. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

            Since inception, the Company has incurred significant operating losses, and as of March 31, 1998 had an accumulated deficit of $5.9 million. The Company expects to significantly increase its operating expenses to expand its marketing operations, and increase its level of capital expenditures to further develop and maintain its proprietary software. Such increases in operating expense levels and capital expenditures will adversely effect operating results and the Company believes that it will incur substantial losses for the foreseeable future. There can be no assurance that the Company will ever achieve or maintain profitability or generate cash from operations in the future. Further, in view of the rapidly evolving nature of the Company's business and its limited operating history, the Company believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS."

FLUCTUATIONS IN OPERATING RESULTS

            As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company may not be able to accurately predict its revenues. The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include (i) the Company's ability to retain and attract merchants on its Web site, (ii) the level of traffic on the Company's Web site, (iii) consumer confidence in encrypted transactions on the Internet, (iv) the level of use of the Internet and on line services and increasing consumer acceptance of the Internet as a medium for commerce, (v) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (vi) the announcement or introduction of new sites, services and products by the Company and its competitors, (vii) technical difficulties, system downtime or Internet brownouts, (viii) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (ix) governmental regulation, (x) implementation, renewal or expiration of significant contracts with Verio, Inc., Cardservice International and Animalhouse.com and others the Company may enter into in the future, and
(xi) general economic conditions and economic conditions specific to the Internet and on line commerce. The Company also faces unforeseeable seasonal sales fluctuations related to its increasing focus on retail Internet commerce. Due to the foregoing factors, in one or more future quarters the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially adversely affected.

PROJECT PROFIT EXPOSURES; NEED TO DEVELOP RECURRING REVENUE

            The Company currently generates the substantial majority of its revenues through Web site sales in conjunction with Internet training. The Company's future success will depend in part on its ability to generate substantial revenue through on line commerce which will provide recurring revenue. There can be no assurance that the Company's efforts will be successful. See "BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS."

MANAGEMENT OF GROWTH

            The Company has rapidly and significantly expanded its operations and anticipates that significant expansion will be required to address potential growth in its market opportunities. This expansion has placed, and is expected to continue to place, a significant strain on the Company's management, operational and financial resources. The Company's new employees include a number of key managerial and technical employees who have not yet been fully integrated into the Company's management team, and the Company expects to add additional key personnel in the near future. In order to manage its growth, the Company will be required to continue to implement and improve its operational and financial systems, to expand existing operations, to attract and retain superior management and to train, manage and expand its employee base. Further, the Company's management will be required to maintain relationships with various merchants and other third parties. There can be no assurance that the Company will be able to effectively manage the expansion of its operations, that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to successfully implement its business plan. If the Company is unable to manage growth effectively, the Company's business, financial condition and results of operations could be materially adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "BUSINESS."

LIMITED CAPITAL; NEED FOR ADDITIONAL FINANCING

            The Company may require additional financing in order to expand its business. The Company's working capital requirements in the foreseeable future will depend on a variety of factors including the Company's ability to implement its business plan. There can be no assurance that the Company will be able to successfully negotiate or obtain additional financing, or that such financing will be on terms favorable or acceptable to the Company. The Company does not have any commitments for additional financing. The Company's ability to obtain additional capital will be dependent on market conditions, the national economy and others factors outside the Company's control. If adequate funds are not available or are not available at acceptable terms, the Company's ability to finance its expansion, develop or enhance services or products or respond to competitive pressures would be significantly limited. The failure to secure necessary financing could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS-LIQUIDITY AND CAPITAL RESOURCES" and "BUSINESS."

DEPENDENCE ON THE INTERNET

            The Company's ability to derive revenues by providing on line commerce is substantially dependent upon continued growth in the use of the Internet and the infrastructure for providing Internet access and carrying Internet traffic. There can be no assurance that the necessary infrastructure, such as a reliable network backbone, or complementary products will be developed or that the Internet will prove to be a viable commercial marketplace. To the extent that the Internet continues to experience significant growth in the level of use and the number of users, there can be no assurance that the infrastructure will continue to be able to support the demands placed upon it by such potential growth. In addition, delays in the development or adoption of new standards or protocols required to handle levels of Internet activity, or increased governmental regulation may restrict the growth of the Internet. Critical issues concerning the commercial use of the Internet, including but not limited to, security, reliability, cost, ease of use and access, and quality of service, remain unresolved and may impact the growth of Internet use. If the necessary infrastructure or complementary products and services are not developed or if the Internet does not become a viable commercial marketplace, the business, operating results and financial condition of the Company would be materially adversely affected.

DEVELOPING MARKET; UNCERTAIN ACCEPTANCE OF THE INTERNET AS MEDIUM FOR COMMERCE

            The market for the Company's services has only recently begun to develop and is rapidly evolving. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services over the Internet are subject to a high level of uncertainty and risk. Moreover, since the market for the Company's services is new and evolving, it is difficult to predict the size of this market and the future growth rate, if any. The success of the Company's services will be substantially dependent upon the widespread acceptance and use of the Internet as a medium for commerce by a broad base of consumers. Rapid growth in the use of the Internet is a recent phenomenon, and the Company relies on consumers who have historically used traditional means of commerce to buy goods and services. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers. If the Company's on line services do not achieve market acceptance or if the Internet does not become a viable commercial marketplace, the Company's business, results of operations and financial condition would be materially adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS" and "BUSINESS."

            The Company recently entered into and may continue to enter into strategic alliances and partnerships, such as the Company's relationships with Verio, Inc., Cardservice International and Animalhouse.com. The Company's revenues in the past have been, and in the future continue to be, partially dependent on these relationships. There can be no assurance that any of these alliances will be developed successfully, if at all, or that these alliances will generate revenues or earnings for the Company.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

            The Company's success is substantially dependent upon its proprietary technology. The Company relies on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and technical measures to protect its proprietary rights. Much of the Company's proprietary information may not be patentable, and the Company does not currently possess any patents. There can be no assurance that the Company will develop proprietary products or technologies that are patentable, that any issued patent will provide the Company with any competitive advantage or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. The Company has registered the iMALL trademark in the United States and claims trademark rights in, and has applied for trademark registrations in the United States for, a number of other marks. There can be no assurance that the Company will be able to secure significant protection for these trademarks. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or services or to obtain and use information that the Company regards as proprietary. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology or duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

            There have been substantial amounts of litigation in the computer industry regarding intellectual property rights. There can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights, that the Company will counterclaim against any such parties in such actions or that if the Company makes claims against third parties with respect thereto, that any such party will not counterclaim against the Company in such action. Any such claims or counterclaims could be time-consuming and result in costly litigation, require the Company to redesign its products or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all.

RAPID TECHNOLOGICAL CHANGE

            The Internet and on line commerce industries are characterized by rapid technological change, changing market conditions and customer demands and the emergence of new industry standards and practices that could render the Company's existing Web site and proprietary technology obsolete. The Company's future success will substantially depend on its ability to enhance its existing services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of Web site and other proprietary technology entails significant technical and business risk. There can be no assurance that the Company will be successful in developing and using new technologies or adapt its proprietary technology and systems to meet emerging industry standards and customer requirements. If the Company is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if the Company's Web site and proprietary technology do not achieve market acceptance, the Company's business, prospects, results of operations and financial condition would be materially adversely affected.

RELIANCE ON KEY MANAGEMENT PERSONNEL

            The Company's performance is substantially dependent on the continued services and the performance of its senior management and other key personnel. The Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The failure to attract and retain the necessary technical, managerial and marketing personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "BUSINESS-EMPLOYEES" and "MANAGEMENT."

COMPETITION

            The on line commerce market, particularly over the Web, is new, rapidly evolving and intensely competitive. The Company's current or potential competitors include (i) E-commerce solution providers that provide shopping cart based transaction products such as: Yahoo/Viaweb, Icat, Pandesic; (ii) Web developers that incorporate E-commerce products in their solutions such as Mercantec, Hiway, and Simplenet; (iii) on line shopping malls and auction houses such as The Internet Mall, Branch Mall, the Yahoo Store, Ebay and Zauction; and
(iv) product search engines and comparison shopping sites such as Excite's Jengo, Yahoo Junglee, and Webmarket.com. The Company believes that the principal competitive factors in its market are brand recognition, selection, personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the Company's competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors.

            The Company expects that competition in the on line commerce market will intensify in the future. For example, as various market segments obtain large, loyal customer bases, participants in those segments may seek to leverage their market power to the detriment of participants in other market segments. Competitive pressures created by any one of the Company's competitors, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

INTERNET COMMERCE SECURITY RISKS

            A significant barrier to on line commerce is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by the Company to protect consumer's transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

            Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of on line services generally, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will not prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "BUSINESS-iMALL SECURITY."

RISK OF SYSTEM FAILURE

            The success of the Company is substantially dependent upon its ability to deliver high quality, uninterrupted Internet hosting, which requires that the Company protect its computer equipment and the information stored in its servers, substantially all of which is located at the Company's office in Provo, Utah. The Company's systems are vulnerable to damage by fire, natural disaster, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. Any substantial interruption in the Company's systems would have a material adverse effect on Company's business, prospects, financial condition and results of operations. Although the Company carries property and business interruption insurance, its coverage may not be adequate to compensate for the losses that may occur. In addition, the Company's systems may be vulnerable to computer viruses, physical or electronic break-ins and other similar disruptive events. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, loss of data or cessation in service to users of the Company's services. The occurrence of any of these risks could have a material adverse effect on the Company's business, prospects, financial condition or results of operations.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES

            The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses, and there are currently few laws or regulations directly applicable to access to or commerce on the Web. It is possible, however, that a number of laws and regulations may be adopted with respect to the Web, covering issues such as user privacy, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which in turn, could decrease the demand for the Company's services and increase the Company's cost of doing business or otherwise have an material adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet or other on line services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet or other on line services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

            The Federal Trade Commission has initiated a non-public investigation of the Company to determine whether its selling and advertising practices in relation to its Internet related business opportunity programs are in compliance with Section 5 of the Federal Trade Commission Act. The Company is cooperating with the inquiry and has responded to all information requests.

CONTROL BY MANAGEMENT

            As of June 25, 1998, the Company's officers, directors and greater than 5% stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 36.22% of the issued and outstanding voting shares of the Company's capital stock. As a result, such persons, acting together, will have the ability to control all matters submitted to shareholders of the Company for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) and to control the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying or preventing a change in control of the Company, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the market price of the Company's Common Stock. See "MANAGEMENT" and "PRINCIPAL STOCKHOLDERS."

SHARES ELIGIBLE FOR FUTURE SALE

            Of the approximately 17,546,759 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding Warrants and upon conversion of the Convertible Preferred Stock), approximately 10,036,697 shares (including for this purpose an estimated 3,469,500 shares of Common Stock issuable upon the exercise of the Warrants and 6,250,005 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) will have been registered under the Securities Act and/or otherwise freely tradeable, subject to the lock-up agreement among certain Selling Securityholders and Commonwealth Associates (see "SHARES ELIGIBLE FOR FUTURE SALES."), and approximately 2,064,758 shares are saleable subject to compliance with the requirement of Rule 144 except for the holding period. Approximately 5,445,304 shares of Common Stock will be tradeable subject to the one-year holding period restrictions under, and compliance with the other requirements of Rule 144 discussed above. Certain of the officers and directors of the Company holding in the aggregate 4,669,167 shares of Common Stock have entered into lock-up agreements with Commonwealth Associates, the placement agent in the December 1997 private placement, which provide that, absent the consent of Commonwealth Associates, they will be prohibited from selling their Common Stock until December 19, 1998. Any future sale of such shares, including sale upon the expiration of such lock-up agreements, could have an adverse effect on the market, if any, for the Company's Common Stock.

PREFERRED STOCK

            The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, of which 5,000,004 shares of Convertible Preferred Stock are outstanding. The preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without shareholder approval. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences, liquidation preferences, voting or other rights to preferred shareholders over common shareholders or, subject to approval of the holders of the Convertible Preferred Stock, over the Convertible Preferred Stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders. See "DESCRIPTION OF SECURITIES."

NASDAQ LISTING; LIMITED TRADING MARKET FOR WARRANTS

            The Company's Common Stock is presently quoted on the OTC Electronic Bulletin Board and is not listed on the Nasdaq SmallCap Market. As a result, the trading market for, and liquidity of, the Company's Common Stock is limited. The Warrants are not currently included on any exchange or securities quotation system. Consequently, the trading market for, and liquidity of, the Warrants, if any, is limited.

                                 USE OF PROCEEDS


            The Company will receive the proceeds from the exercise of the Warrants, if any Warrants are exercised. The Company expects to use these proceeds, if any, for working capital. There will be no proceeds to the Company from the conversion of the Convertible Preferred Stock. See "PLAN OF DISTRIBUTION."

                        MARKET PRICE FOR THE COMMON STOCK

            The Company was formed as a result of a reverse acquisition effective January 16, 1996, whereby the Company, acquired all of the issued and outstanding capital stock of Madison, York & Associates, Inc. ("Madison"), a Utah corporation, from its shareholders in exchange for the controlling interest in the Company to such shareholders. The Company's Common Stock is listed for trading on the OTC Electronic Bulletin Board under the symbol "IIML." The trading market is limited and sporadic and should not be deemed to constitute an "established trading market." The Company has applied to have its Common Stock listed for trading on the Nasdaq SmallCap Market.

            The following table sets forth the range of sales prices of the Common Stock as quoted on the OTC Electronic Bulletin Board during the periods indicated. Such prices reflect prices between dealers in securities and do not include any retail markup, markdown or commission and may not necessarily represent actual transactions. All sales prices take into effect all stock splits. The Company did not exist in its present form prior to January 1996; therefore, stock prices prior to that date are not applicable.


                                                     HIGH           LOW
                                                     ----           ---
FISCAL YEAR ENDED DECEMBER 31, 1996
-----------------------------------
Quarter Ended March 31, 1996                       $ 26.00          $18.00
Quarter Ended June 30, 1996                         112.00           17.52
Quarter Ended September 30, 1996                     97.04           34.24
Quarter Ended December 31, 1996                      47.04           16.00

FISCAL YEAR ENDED DECEMBER 31, 1997
-----------------------------------

Quarter Ended March 31, 1997                         36.00           13.04
Quarter Ended June 30, 1997                          24.00            8.48
Quarter Ended September 30, 1997                     13.04            6.48
Quarter Ended December 31, 1997                       8.48            3.44


FISCAL YEAR ENDING DECEMBER 31, 1998
------------------------------------

Quarter Ended March 31, 1998                         12.50            4.00
Period from April 1, 1998 to June 25, 1998           10.00            7.69

            On June 29, 1998, the last reported sale price of the Common Stock as reported by OTC Electronic Bulletin Board was $9.00.

            As of June 23, 1998, the number of shareholders of record of the Company's Common Stock was 592. As of such date, 7,827,254 shares were outstanding.

                                 CAPITALIZATION


            The following table sets forth the capitalization of the Company as of March 31, 1998:


                                                                          March 31, 1998
                                                                          --------------
Capitalized lease obligations,
       including current portion..........................                 $    19,152

Stockholders' Equity:
       Preferred Stock, liquidation value of $20,000,000;
            10,000,000 shares authorized; 5,000,000 shares
            issued and outstanding........................                  19,524,452
       Common Stock $0.008 par value, 37,500,000
            shares authorized; 7,713,366 shares
            issued and outstanding........................                      62,606

Common stock held in treasury, at cost....................                    (405,000)

Accumulated deficit.......................................                  (5,878,369)
                                                                           -----------

Total stockholders' equity................................                  13,303,689
                                                                           -----------

       Total capitalization...............................                 $13,322,841
                                                                           ===========


                                 DIVIDEND POLICY

            The Company has never paid dividends on the Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the future growth of the Company. Earnings of the Company, if any, not paid as dividends are expected to be retained to finance the expansion of the Company's business. The payment of dividends on its Common Stock in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. See "DESCRIPTION OF SECURITIES."

                      SELECTED CONSOLIDATED FINANCIAL DATA

            The following table sets forth certain selected financial data with respect to the Company and is qualified in its entirety by reference to the financial statements and notes thereto, and Management's Discussion and Analysis or Plan of Operation.


                                                           AT DECEMBER 31
                                 ---------------------------------------------------------------
                                              1997                               1996
                                 -------------------------------   -----------------------------
Balance Sheet Data:

  Current Assets                          $16,164,769                        $  967,239

  Total Assets                             17,055,672                         2,343,206

  Current Liabilities                       2,690,669                         1,557,639

  Long-term Liabilities                        10,788                            71,621

  Stockholders' Equity                     14,354,215                           713,946



                                                     FOR THE YEAR ENDED
                                                AT DECEMBER 31, 1997 AND 1996
                                 ------------------------------------------------------------------

                                              1997                               1996
                                 -------------------------------   --------------------------------
Statement of Operations:

  Net Revenues                       $16,776,661        100%           $16,046,933        100%

  Cost of Revenues                     5,026,265         30%             5,464,443         34%

  Selling Expenses                     8,790,739         52%             3,129,012         19%

  General and Administrative           7,742,165         46%             7,480,688         47%
    Expenses

  Other Income                           139,729          1%               133,308          1%

  Interest Expense, Net
    Benefit (Provision) for
      Income Taxes                        16,546         --%               (37,928)        --%

  Net (Loss) Income                   (4,702,974)      (28)%                64,818         --%

  Net (Loss) Income Per
    Common Share - Basic
    and Diluted                      $      (.64)                      $       .01

  Weighted-Average Common
    Shares Outstanding                 7,526,967                         7,252,584

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


            The following Management's Discussion and Analysis of Financial Condition or plan of operation contains forward-looking statements involving risks and uncertainties based on Management's current expectations, estimates and projections about the Internet industry and the evolution of on line commerce and electronic commerce services. All statements in this report related to the Company's changing financial operations and expected future growth constitute forward-looking statements. The actual results may differ materially from those anticipated or expressed in such statements. The following discussion and analysis of the Company's financial condition as of March 31, 1998 and the Company's results of operations for the three month periods ended March 31, 1998 and 1997 should be read in conjunction with the Company's unaudited condensed consolidated financial statements and notes thereto included elsewhere in this Prospectus. These results are not necessarily indicative of the results that may be achieved by the Company for the entire year ending December 31, 1998.


OVERVIEW


            The Company is an electronic commerce and Internet services company that maintains an Internet destination called "iMALL", located at www.imall.com. The iMALL Web site offers goods and services for sale from a variety of merchants, either through a Web site or classified advertisements within iMALL.

            The Company currently derives the majority of its revenues from Web site sales and maintenance fees, Internet training, education and consulting services. The Company's goal is for its future revenues to include those sources as well as revenue from selling products over the Internet, providing electronic commerce services to businesses (through Web sites which include the tools necessary to consummate transactions on line), and selling Internet advertising. The Company is now focusing on what it believes to be more profitable areas such as the building and hosting of Transactional Web Sites, the sale of the Company's proprietary Electronic Commerce Services, maximizing the Company's Internet advertising revenues, and growing its on line commerce revenue (by earning a percentage of the gross sales made through iMALL merchants' Web sites).

            The Company's mission is to maintain and expand its position as a pioneer and leader in Electronic Commerce Services and a prominent Internet commerce destination where businesses and consumers from around the world go to engage in the sale and purchase of goods, services and information. To achieve this mission, the Company will focus on expanding the sales of its Electronic Commerce Services and on further building its Internet presence by launching new electronic commerce Web sites, acquiring new merchants and products and increasing its shopper base.

RESULTS OF OPERATIONS


            The Company operates various entities which became part of the consolidated group in 1996. Results of prior periods are not necessarily indicative of the results of operations that can be expected for any future period and do not reflect the current mix of the Company's operations. Because Madison is the only predecessor of the Company, comparisons of historical results of operations may not be meaningful.


THREE MONTHS ENDED MARCH 31, 1998:

         Comparison of Three-Month Periods Ended March 31, 1998 and 1997

            Revenues. Revenues for the three months ended March 31, 1998 were $3,472,000 compared to $4,078,000 for the three months ended March 31, 1997, a decrease of $606,000 or 15%. The decrease was due primarily to a planned decrease in the number of Internet training workshops offered by the Company and a consequent decrease in the Web site sales resulting from those workshops. During the quarter, the Company began the process of shifting resources to develop its new businesses in electronic commerce. Management expects a greater percentage of its revenue to be derived from electronic commerce services in the latter half of 1998. The resulting effect on revenues from the shift in the Company's current product line can not currently be determined.

            Cost of Revenues. The cost of revenues for the three months ended March 31, 1998 were $1,031,000 compared to $1,254,000 for the three month ended March 31, 1997, a decrease of $223,000 or 18%. Cost of revenues consisted primarily of direct costs related to training workshops and the provision of Web sites offered through those workshops. Cost of revenues also includes the direct cost of products sold on line. The gross profit margin remained relatively constant increasing to 70% of revenues in the three months ended March 31, 1998 from 69% of revenues in the three months ended March 31, 1997 due to the relative consistency of the revenue streams in the periods.

            Selling Expenses. Selling expenses for the three months ended March 31, 1998 were $1,966,000 compared to $1,305,000 for the three months ended March 31, 1997, an increase of $661,000 or 51%. The increase is primarily due to the implementation of an on line advertising campaign that began at the end of 1997. The Company spent $300,000 in this on line advertising campaign during the quarter in an attempt to increase its branding and further promote its new focus on on line commerce. Management expects this campaign to continue growing gradually throughout the year as it expands its existing customer base. The Company also increased its direct mail expense that is incurred for sending information to targeted recipients promoting its Web site sales. In addition, the Company hired a new advertising agency to further expand awareness of its brand and products.

            General and Administrative Expenses. General and Administrative expenses for the three months ended March 31, 1998 were $1,755,000 compared to $2,208,000 for the three months ended March 31, 1997, a decrease of $453,000 or 20%. This decrease was primarily due to lower payroll expense during 1998. The Company had approximately 141 employees in the first quarter of 1998 versus 194 employees during the first quarter of 1997. The Company consolidated its two technology offices into one in Provo, Utah at the end of the first quarter in 1997 leading to a substantial reduction in overhead and personnel costs.

            Other Income, net. The Company sold mailing lists to outside vendors during 1997. This activity is considered to be peripheral to its operations. The $18,000 decrease was because the Company discontinued the selling of mailing lists.

            Interest income (expense), net. Net interest income for the three months ended March 31, 1998 was $61,000 compared to a net expense of $12,000 for the three months ended March 31, 1997. This increase was due to the investment of available funds in short-term debt securities as well as the pay down of all outstanding debt in the first quarter of 1998.


YEARS ENDED DECEMBER 31, 1997 AND 1996

            The following discussion and analysis of the Company's and the Company's predecessor's financial condition for the years ended December 31, 1997 and 1996 should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

            Revenues. Revenues for the fiscal year ended December 31, 1997 were $16,777,000 compared to $16,047,000 for the fiscal year ended December 31, 1996. The 5% increase was due primarily to increases in telemarketing sales of Web sites and other Internet products. Web sites, maintenance and training sold through the

Company's Internet training division accounted for approximately 56% of total revenues for the fiscal year ended December 31, 1997 and 68% for the fiscal year ended December 31, 1996.

            Cost of Revenues. The direct cost of revenues for the fiscal year ended December 31, 1997 was $5,026,000 compared to $5,464,000 for the fiscal year ended December 31, 1996. The 8% decrease was due primarily to increased productivity in the technology division in 1997 with respect to design and implementation of Web sites, and training support.

            Selling Expenses. Selling expenses for the fiscal year ended December 31, 1997 were $8,791,000 compared to $3,129,000 for the fiscal year ended December 31, 1996. The 181% increase was primarily due to approximately $2,998,000 in commissions paid on telemarketing sales which were first implemented in 1997. The Company also increased its direct mail, print and media advertising by approximately $2,700,000 in 1997.

            General and Administrative Expenses. General and administrative expenses for the fiscal year ended December 31, 1997 were $7,742,000 compared to $7,481,000 for the fiscal year ended December 31, 1996. The 3% difference was primarily due to increases in personnel costs and other related expenses.

            Other Income. The Company sold mailing lists to outside vendors. This activity is considered to be peripheral to its operations. Other income for the fiscal year ended December 31, 1997 was $140,000 compared to other income of $133,000 for the fiscal year ended December 31, 1996.

            Interest Expense, net. Net interest expense for the fiscal year ended December 31, 1997 was $77,000 compared to $3,000 for the fiscal year ended December 31, 1996. The increase in interest expense was primarily due to interest on notes payable to a shareholder and other related parties.


LIQUIDITY AND CAPITAL RESOURCES


            The Company completed raising $20,000,000 in equity capital in December of 1997 through a private placement of units consisting of Series A Convertible Preferred Stock and Warrants to purchase Common Stock. As of March 31, 1998, the Company had current assets of $13,616,000 and current liabilities of $2,016,000.

            The Company is currently generating cash receipts (exclusive of financing activities) of approximately $1,200,000 per month and incurring cash expenses in the amount of approximately $1,700,000 per month. The Company anticipates capital expenditures will be approximately $3,000,000 in 1998. The Company will also spend funds to invest in strategic alliances and various forms of advertising to increase awareness of the Company and its services. The Company believes that it will be able to fund its ongoing operations with existing cash and from cash expected to be generated by ongoing operations for at least the next twelve months.


SUBSEQUENT EVENT


            On April 1, 1998 the Company entered into an agreement with Universal/Hyundai LLC dba Animalhouse.com in which the Company secured a five year exclusive right to operate the majority of Animalhouse.com's on line shopping activities. In April 1998, the Company paid $500,000 to Animalhouse.com as an advance against first-year royalties in accordance with this contract. Animalhouse.com is a recently launched joint venture of Universal Studios and Hyundai Technologies, the goal of which is to become an on line community serving the needs of college students worldwide.

            On June 10, 1998, the board of directors elected to pay the 9% per annum cumulative Convertible Preferred Stock dividend, payable July 1, 1998, in cash rather than like-kind shares. The total cash dividends will be $988,670.

YEAR 2000 ISSUE:


            The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

            Based on a recent internal assessment, the Company has determined that certain of its Internet and accounting software programs will have to be modified or replaced so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that the cost to modify its existing software and/or convert to new software will not be significant.


RECENT ACCOUNTING PRONOUNCEMENTS

            In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustment and unrealized gain/loss on available for sale securities. The Company had no income that would fall under the comprehensive income rules in the 1998 or 1997 periods.

             In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company believes that its operations do not include multiple segments and therefore no disclosures are necessary at this time. The disclosures prescribed by SFAS No. 131 are effective for fiscal years beginning after December 15, 1997.

                                    BUSINESS


OVERVIEW


            The Company is an electronic commerce and Internet services company that maintains an Internet destination called "iMALL", located at www.imall.com. The iMALL Web site offers goods and services for sale from a variety of merchants, either through a Web site or classified advertisements within iMALL.

            The Company currently derives the majority of its revenues from Web site sales and maintenance fees, Internet training, education and consulting services. The Company's goal is for its future revenues to include those sources as well as revenue from selling products over the Internet, providing electronic commerce services to businesses (through Web sites which include the tools necessary to consummate transactions on line), and selling Internet advertising. During 1996 and 1997, the Company generated revenues of $16,046,933 and $16,776,661, respectively. The Company believes its operating margins were negatively impacted during 1997 in part because of a change in its business strategy led by a management team that was hired in October 1996 and subsequently removed in June 1997. The change in strategy included increased infomercial marketing and a lack of focus on the Company's true strengths and core competencies--the building of Transactional Web Sites and recurring on line commerce revenues. The Company is now focusing on what it believes to be more profitable areas such as the building and hosting of Transactional Web Sites, the sale of the Company's proprietary Electronic Commerce Services, maximizing the Company's Internet advertising revenues, and growing its on line commerce revenue (by earning a percentage of the gross sales made through iMALL merchants' Web sites).

            The Company's mission is to maintain and expand its position as a pioneer and leader in Electronic Commerce Services and a prominent Internet commerce destination where businesses and consumers from around the world go to engage in the sale and purchase of goods, services and information. To achieve this mission, the Company will focus on expanding the sales of its Electronic Commerce Services and on further building its Internet presence by launching new electronic commerce Web sites, acquiring new merchants and products and increasing its shopper base.

            In 1996, which was the Company's first year of business as it is presently constituted, the Company concentrated its efforts on the sale of Web sites through Internet marketing and education workshops and other consulting services with the objective of increasing its base of iMALL merchants and advertisers. The Company believes that the development of a base of merchants is important for its long-term success and that in 1996 the best method of developing such a base was to couple the Web site sale with Internet education. Consequently, the Company has to date derived most of its revenue from this method. In the event that the number of iMALL merchants and advertisers continues to increase, the Company expects a larger share of its revenues to be derived from recurring maintenance fees, sales of the Company's Electronic Commerce Services, sales of Internet advertisements, and commissions on gross product sales made by iMALL merchants.

            The Company effected a 1 for 19 stock split on January 8, 1996. In addition, on May 22, 1996, the Company effected a 4 for 1 stock split, and, effective February 12, 1998, the Company effected a 1 for 8 stock split. All references in this Prospectus take these splits into effect when referring to the number of shares of the Company's Common Stock or per share data.

INTERNET COMMERCE


            The Internet is a world-wide series of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the technological capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

            Historically, the Internet has been accessible principally through personal computers. Recently, several companies have announced "Web TV" products designed for attachment to television sets for the purpose of allowing access to the Internet without the need for a personal computer. Although these products do not permit the full range of functions provided by personal computers, they do permit many of the features of the Internet to be viewed on television sets. Management believes that these new Web TV products may increase the number of people who will shop on line by accessing the Internet.

            The term "Internet commerce" encompasses the use of the Internet for selling goods and services. The use of the Internet as a marketing and advertising tool is enhanced by the ability to communicate information through the Internet to a large number of individuals, businesses and other entities.

            Because of the "virtual" nature of electronic commerce, the on line presence for certain merchants can significantly reduce or eliminate the costs of maintaining a physical retail facility. On line merchants can also achieve significant savings by eliminating traditional product packaging, print advertising and other point of purchase materials. Marketing on the Internet can be especially advantageous for smaller companies because it removes many physical and capital barriers to entry and serves to level the competitive playing field by allowing smaller companies to effectively compete with larger companies.


HOW ACTIVITY IS TRACKED


            There are three different methods to measure Internet activity for a particular Web site. The first method is to count the number of "hits" on the site. Hits refers to the total number of files retrieved from a Web page. These files can either be text documents, executable files (i.e., downloaded programs), or graphic images. A file is deemed a hit whether it is simply accessed or actually downloaded. Depending on how much activity is generated, a single visitor to IMALL could result in numerous hits.

            The second method of measuring activity on a Web site is to count "impressions." Impressions usually refer to the total number of banners or pages imposed into a user's line of sight. Because items creating impressions may change while a viewer is still viewing a single page, more impressions than visitors may be generated by a Web page.

            A third method of measuring activity is to count the number of "visitors" to a Web site. Visitors (or accesses to a site) are the total number of people coming to a particular Web site.


INTERNET SECURITY


            One of the largest barriers to a potential customer's willingness to conduct commerce over the Internet is the perceived ability of unauthorized persons to access and use personal information about the user, such as credit card account numbers, social security numbers and bank account information. Concerns about the security of the Internet include the authenticity of the user (i.e., is the user accurately identified), verification and certification methods of who these users are, and privacy protection for access to private information transmitted over the Internet. However, the Company believes recent advances in this area have greatly reduced the possibility of such unauthorized access or use. The Company is not aware of any occasion in which a user's credit card was misappropriated while transacting business on iMALL. See "RISK FACTORS - INTERNET COMMERCE SECURITY RISKS."


IMALL


            The Company maintains an Internet Web site called "iMALL," located on the World Wide Web at www.imall.com. Upon accessing the iMALL Web site, an Internet user is shown the iMALL Home Page. This home page provides users with access to the iMALL Guide Page, each of iMALL's approximately 1,600 Web sites for merchants ("storefronts"), thousands of classified advertisements, and the iMALL directory. From January 1996 to January 1998, iMALL's hits have increased from approximately 1 million per month to over 25 million per month. iMALL's key merchants include AT&T WorldNet Service, American Express Travel, Barnes & Noble, Hanes, Circus Circus' fourteen casinos and resorts, Breath Asure, Checker Auto, and Disney. iMALL has also recently started selling through licensed distributors certain Coca-Cola, Disney, and Speedo products for which it receives a percentage of all gross sales made through the iMALL Web site.

            The iMALL directory lists sites by product or service categories and allows users to perform global searches of the entire iMALL. Users may also use the "power shopping" function to narrow their search to a specific area of iMALL, a specific product, or even merchants or products from a particular region of the country. A viewer who wishes to purchase items offered on iMALL can do so simply by submitting an order on line and entering a credit card number.

            In addition to the traditional search options, iMALL offers a special function called "Deals of the Day." This service is updated daily and alerts iMALL users to special manufacturer discounts on quality name-brand merchandise.

            The Company and AT&T WorldNet Service(sm) opened "AT&T Market Square Deals" on iMALL's Web site. AT&T Market Square Deals is hosted by iMALL and linked from AT&T Market Square and offers name brand merchandise for sale at significant discounts from retail prices. This Site is jointly marketed by the Company and AT&T WorldNet Service.

            In the past, the Company derived substantially all of its revenue from Web site sales and maintenance fees, and Internet education and marketing services. The Company's goal is for its future revenues to include those sources as well as from providing Electronic Commerce Services to businesses, direct on line sales of products, commissions from on line sales, and revenues from Internet advertising.


WEB SITE SALES AND MAINTENANCE FEES


            A Web site is a business' on line presence or electronic store and has two fundamental roles. First, it is an advertising medium for products and/or services. Second, it is a medium for engaging in Internet commerce by allowing the Company to sell goods and services to Internet users. The Company sells a large percentage of its Web sites in conjunction with its educational and marketing programs, See "-- SALES AND MARKETING-

INTERNET EDUCATION AND CONSULTING." The Company also receives revenue in the form of fees for setting up a Web site and from monthly maintenance or hosting fees. iMALL currently hosts approximately 1,600 on line merchants.

            The Company charges most of its stores a monthly maintenance fee for maintaining their site on iMALL. The basic fee is $59 per month. This fee pays for "space" on the Company's servers and technical support from the Company. During 1997, the Company expanded its maintenance fee offerings to include more advanced maintenance services including technology updates, periodic design updates and data gathering services.

            The Company's technology staff also performs billable services such as design and development work for current iMALL Web sites and full corporate site development. Fees for these services are billed by the hour or by the project.

            The Company builds its Transactional Web Sites with its proprietary Web site development tool, called "iSTORE." iSTORE facilitates the development of basic Web sites, the enhancing of Web sites, and the creation of fully customized Web sites. iSTORE also supports electronic commerce components which merchants may employ on their iMALL sites. Basic Web sites contain text of various fonts and font sizes as well as simple images. Enhanced sites contain more advanced text, images, forms and tables that are generated through the use of Java applets (a small computer application written in the Java language that is downloaded to a browser), JavaScripting (a language that is interpreted by Web browsers and used to enhance content that is downloaded to a browser), and similar tools. iSTORE provides several stylized templates for basic Web site designs and a more limited number for enhanced Web site designs. Fully customized Web sites contain features similar to those contained in enhanced Web sites but require several sophisticated design and programming resources that are not currently provided in iSTORE. The Company anticipates that as demand grows for the more sophisticated features found in enhanced and fully customized sites, the Company will integrate the tools for creating these features into iSTORE.

            Other forms of advertising on the Internet include banner advertisements and sponsorships. Banner advertisements are advertisements that circulate across Web pages and typically link to Web sites. Banner advertisements are purchased based upon the number of impressions they receive. In the past, the Company has traded the majority of its banner inventory to other Internet Sites to help increase traffic. The Company is now focusing on selling the banner ads for a price between 1.5 to 3.0 cents per impression. iMALL currently generates over one million impressions per month.


IMALL SECURITY


            The Company's current electronic commerce service includes the use of secure sockets layer (SSL) protocol. SSL supports a fully DES encrypted session (up to 128-bit, depending on the browser) between the Web browser and the Web server. Additional security is provided by CyberCash's Secure Internet Payment Service. This service incorporates an RSA encryption method between a shopper on iMALL and a merchant on iMALL. These security methods provide a high level of encryption protection for users' credit card numbers, bank account numbers, and other personal information. To the Company's knowledge, the Company has never experienced any significant problems with security. However, there can be no assurance that the Company will never experience such a problem.

TECHNICAL INFRASTRUCTURE


            The Company's Web server computing infrastructure is composed of a number (currently 8) of front end UNIX web servers running the latest release Stronghold Secure Webserver and a back end set of UNIX database and file servers. The database servers are using ODI's ObjectStore database technology. The system is connected to the Internet via a DS3 (45Mb/s) line with redundant links through Sprint and MCI. Backup connections to the Internet provide service in the event of catastrophic failure. The server platform is protected by both UPS and an onsite emergency generator.

            The Company's electronic commerce infrastructure is based on a combination of commercial software (such as Net Perceptions "GroupLens") and proprietary technology. The ecommerce system is designed to provide all merchant and shopper services required for the Company's business.


SALES AND MARKETING


            The Company's sales and marketing activities are conducted in several ways:


   INTERNET EDUCATION AND CONSULTING


            The Company has found that an effective method of selling Web sites is in conjunction with Internet education. Therefore, the Company conducts Internet marketing and training presentations in approximately two cities per week. These presentations target individuals and businesses interested in marketing their products and services on the Internet, or simply learning about business applications of the Internet. The presentations are conducted free of charge for attendees and are designed to showcase the value of the Internet workshop.

            Attendees at the Company's Internet education and marketing workshops currently pay a price of $2,995 per person (plus $500 per guest). These Internet education and marketing workshops include extensive instruction about the Internet and are taught by instructors who have experience in areas such as marketing, business development, Internet commerce, and Web site design.

            Internet workshop participants currently receive four Web site certificates, two consisting of up to ten Web pages plus two single page Web sites, and they receive 25 classified advertisements on iMALL, all designed by the Company. These certificates are valid for twelve months from the date of the workshop. Upon submitting a Web site certificate for insertion on the iMALL, the participant is required to purchase a Web site Maintenance Agreement. The purchase price of this Agreement is $590 annually, if paid in advance, or $59 per month if paid monthly.

            The Company uses a mix of radio, television, print advertising, as well as direct mailings, to advertise its Internet education and marketing program in two cities in the United States each week. This advertising is directed at entrepreneurs and business owners inviting them to learn more about the Internet and how it can be an effective marketing tool. The Company uses an eight to twelve week rotation of cities depending on the population base and availability of direct mail names. Seven to ten days following the free previews, the Company returns to the city for its full day Internet education and marketing workshop.

            The Company also offers information "home study" products priced at $1,495 and $995 for those who are interested in obtaining a Web site on iMALL and learning about the Internet but choose not to attend the workshop.


INDEPENDENT SALES CONSULTANTS


            In connection with the Company's Internet education and consulting model discussed above, many workshop participants asked if they could receive the Web sites and training even if they did not have a specific business, product or service to market. These participants wanted to resell Web sites to their colleagues who had a business, product or service. Moreover, many of these participants sold multiple Web sites and asked if they could purchase additional ones to resell. As a result, the Company's participants can now use their Web sites for their own business or resell them to others. The Company refers to those participants who choose to market Web sites as Internet consultants.

            In 1996, the Internet consultant marketing force generated over $400,000 in revenue for the Company. In 1997, the revenue generated by these consultants was approximately $1,000,0000. The revenue generated was achieved without significant corporate marketing support.


INTERNAL SALES FORCE


            The majority of iMALL's merchants have been acquired through its Internet education and consulting program as previously described. However, the Company has also utilized a small internal sales force, to sign contracts with such large clients as AT&T WorldNet Service, American Express Travel, Barnes & Noble, Hanes, Circus Circus' fourteen casinos and resorts, Breath Asure, Checker Auto, and Disney.


STRATEGIC ALLIANCES


            The Company's strategy includes the continued development of strategic alliances and partnerships such as the Company's alliances with Verio, Inc., Cardservices International and Animalhouse.com. Relationships such as these will be key to building the acceptance and the revenue base of the Company. However, there can be no assurance that the Company will be successful in developing additional strategic alliances or maintaining existing strategic alliances in the future.

            None of the Company's strategic alliances involve the creation of distinct legal enterprises.

INDUSTRY AND COMPETITIVE CONSIDERATIONS


            Nature of Market. There is a lack of proven business models with respect to the generation of revenues from the sale of commercial or informational sites on the Internet. It is impossible to predict whether the Company will be successful in establishing itself as a viable sales outlet, or that consumers will purchase products from sites on iMALL in sufficient quantities for the Company to generate positive cash flow. In addition, Internet users are faced with a multitude of options while on line which involve shopping and other activities. There can be no assurance that a significant number of Internet users will become comfortable in engaging in on line commerce.

            Changing Technology. Internet advertising and commerce is a new, intensely competitive, rapidly evolving industry which is subject to rapid technological change. The success of the Company will depend, in part, upon the ability of the Company to keep abreast of technological changes that are evolving with the Internet and electronic commerce in general.

EMPLOYEES


            As of June 25, 1998, the Company and its subsidiaries had a total of 90 full-time employees. Thirty full-time employees are located in Studio City, California, and 60 are located in Provo, Utah. None of the Company's employees is covered by an ongoing collective bargaining agreement with the Company and the Company believes that its relationship with its employees is good.


HISTORY OF THE COMPANY


            The Company's predecessor for accounting purposes is Madison, which was incorporated on November 2, 1994. On January 16, 1996, Madison engaged in a share exchange with iMALL, Inc., a Nevada corporation, which had been the surviving company in a change of domicile merger with Natures Gift, Inc., a Utah corporation ("Natures Gift"), on January 8, 1996. Natures Gift was incorporated under the laws of the State of Utah on February 9, 1984 as Brickland Corporation, and changed its name to Natures Gift, Inc. on May 23, 1991. Natures Gift did not transact any significant business from the date of its inception until January 1996. As a result of this share exchange between Madison and iMALL, Inc., Madison became a wholly owned subsidiary of iMALL, Inc. This share exchange was accounted for as a reverse acquisition and Madison is considered the predecessor of the Company because it had operations at the time of the share exchange. In this share exchange, the shareholders of Madison received 2,103,112 shares of common stock of iMALL, Inc. in exchange for all of the issued and outstanding shares of common stock of Madison. The number of shares outstanding after this transaction consisted of the 2,103,112 shares issued to the shareholders of Madison, and 2,701,848 shares existing in connection with the reverse acquisition accounting.

            On January 16, 1996, the Company also entered into share exchange agreements with Cabot, Richards & Reed, Inc., a Utah corporation ("Cabot"), and R&R Advertising, Inc., a California corporation ("R&R"), wherein the shareholders of Cabot received 1,400,000 shares of common stock of iMALL, Inc. in exchange for all of the outstanding shares of common stock of Cabot and the shareholders of R&R received 600,000 shares of common stock of iMALL, Inc. in exchange for all of the outstanding shares of common stock of R&R. Each of Cabot and R&R became wholly owned subsidiaries of iMALL, Inc. On March 5, 1996, the Company entered into a share exchange agreement with Inter Active Marketing Group, Inc., a Utah corporation ("IMG"), wherein the shareholders of IMG received 52,563 shares of common stock of the Company in exchange for all of the outstanding shares of common stock of IMG, and IMG became a wholly owned subsidiary of the Company. On April 26, 1996, the Company entered into a share exchange agreement with Physicomp, Inc. (d.b.a. "e.m.a.N.a.t.e."), a California corporation wherein the shareholders of e.m.a.N.a.t.e. received 200,000 shares of common stock of the Company in exchange for all of the outstanding shares of common stock of e.m.a.N.a.t.e., and e.m.a.N.a.t.e. became a wholly owned subsidiary of the Company. The amount of shares issued in each of these share exchanges was determined by the percentage ownership interest in the Company to which the Company's Management determined the acquired entity would be entitled through negotiation. Certain additional information concerning these transactions is set forth in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" and in the notes to the consolidated financial statements of the Company appearing elsewhere in this Prospectus.

            Madison was incorporated in 1994 and commenced business in 1995 providing Web site sales and consulting services to merchants and Internet entrepreneurs. Madison developed the Internet specific techniques used by the Company today in its educational workshops. In September 1995, Madison had acquired all of the issued and outstanding common stock of EMS, Inc., which owned the Internet site called "iMALL". Madison issued 20 shares of its common stock to the shareholders of EMS, Inc., and accounted for this transaction as a purchase.

            Cabot was incorporated in December 1992 and became a well known educational workshop company. Cabot developed the marketing and training techniques used by the Company today in its Internet education workshops.

            R&R was formed in January 1991 in California. R&R was an advertising agency that catered to small businesses. Services included commercial and infomercial production, art and graphics design, as well as print, television and radio advertising. The television department placed its clients' advertisements on hundreds of network, cable, and independent stations throughout the United States. R&R contributed its computer advertising expertise to iMALL Services, Inc., a wholly owned subsidiary of the Company.

            IMG has changed its name to "Internet Yellow Pages, Inc." Internet Yellow Pages, Inc. maintains a Web site similar to regular yellow pages and allows for different types of advertising and listing enhancements which businesses can purchase for greater exposure.

            e.m.a.N.a.t.e. was formed by three individuals who worked on Department of Defense and NASA contracts using state-of-the-art computer and Internet technology. The founders were involved with the Internet since its infancy and in 1994 began to focus on generating revenue from the Internet by designing Web sites. Thus, while e.m.a.N.a.t.e. currently has contracts with or has recently completed projects for Lockheed-Martin, United Defense, and NASA, most of the personnel are involved with creating Internet web pages and programming advanced features such as Java, Shockwave and Virtual Reality applications for customers.

            In connection with the Company's acquisitions in January 1996, the Company effected a 1 for 19 reverse stock split on January 8, 1996. In addition, on May 22, 1996, the Company effected a 4 for 1 forward stock split, and, effective February 12, 1998, the Company effected a 1 for 8 reverse stock split. All references in this Prospectus take these splits into effect when referring to the number of shares of the Company's common stock or per share data.


GOVERNMENT REGULATIONS

            The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses, and there are currently few laws or regulations directly applicable to access to or commerce on the Web. It is possible, however, that a number of laws and regulations may be adopted with respect to the Web, covering issues such as user privacy, pricing and characteristics and quality of products and services. Moreover, the applicability to the Internet or other on line services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve.


COMPLIANCE WITH ENVIRONMENTAL LAWS

            The Company has no material expenses and anticipates no material impact on its business occasioned by compliance with environmental laws.


PROPERTIES

            The Company maintains offices in Studio City, California, and Provo, Utah. The Company leases its executive offices at 4400 Coldwater Canyon Boulevard, Studio City, California, for a total of $12,066 per month, which lease expires in November 1998. The Company will relocate its executive offices upon the expiration of the current lease. The Company has signed a 10 year lease, effective September 1, 1998 to August 31, 2007, for offices at 233 Wilshire Boulevard, Santa Monica, California for initial rent of $22,836.80 per month (8,156 square feet). The Company leases office space, at 1185 South Mike Jense Circle, Provo, Utah, for $10,639 per month from a related party which lease expires in March 1999. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Company also leases office space at 5314 North 250 West, Suite 110, Provo, Utah, at a current rent of $6,440 per month, which lease expires in December 2000. The Company believes that it currently has sufficient space to carry on its operations for the foreseeable future.


PATENTS AND TRADEMARKS

            The Company relies on a combination of trademark, copyright and trade secret laws, as well as confidentiality agreements and technical measures to protect its proprietary rights. Much of the Company's proprietary information may not be patentable, and the Company does not currently possess any patents. The Company has registered the iMALL trademark in the United States and claims trademark rights in, and has applied for trademark registrations in the United States for, a number of other marks.

LEGAL MATTERS

            The Company is a defendant in various legal proceedings in the ordinary course of business. Except for the litigation set forth below, the Company is not aware of any legal proceedings which appear at this time as if they might have a material impact on its financial position, results of operations or business.

               1. RMS Internet Marketing Group, Inc. v. iMall, Inc., Docket No.:
C-97-458-B, filed in the United States District Court for the District of New Hampshire. RMS Internet Market Group, Inc. ("RMS") has instituted an action against the Company arising from a relationship between RMS and the Company whereby RMS sold business opportunity packages to Internet consultants who in turn were to sell advertising for the Company's Internet Yellow Pages. RMS' claims include: (a) claims that the Company breached a number of obligations under an agreement between the parties including an alleged obligation to use its best efforts to maintain the Internet Yellow Pages as a first class web site and to provide certain promotions and advertising with respect to the Internet Yellow Pages. RMS also contends that after RMS asked the Company to process RMS' credit card transactions through the Company's merchant account, and after it became apparent that some of these transactions already had been processed, thus resulting in double charges to a number of customers, that the Company improperty refused to credit erroneous double billing. RMS contends that this constituted interference with prospective business relations and contractual relations and resulted in damages to RMS in that relationships with customers were damaged. RMS also contends that the Company was required to pay a 10 percent commission on sales made. The Company has asserted counterclaims against RMS including claims of misrepresentation, unjust enrichment, breach of fiduciary duty, breach of covenant of good faith and fair dealing, unfair competition and unfair trade practices. These claims are based on RMS' actions with respect to the credit card transactions that were double billed and also are based on RMS' actions with respect to establishing a competing business. The Company is pursuing its counterclaims and vigorously defending the claims asserted by RMS.

               2. The Federal Trade Commission has initiated a non-public investigation of the Company to determine whether its selling and advertising practices in relation to its Internet related business opportunity programs are in compliance with Section 5 of the Federal Trade Commission Act. The Company is cooperating with the inquiry and has responded to all information requests.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

            The following table and text sets forth the names and ages of all directors and executive officers of the Company and the key management personnel as of June 25, 1998. The Board of Directors of the Company is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of shareholders. Except as otherwise noted, there are no family relationships among directors and executive officers. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.


       NAME                    AGE                     POSITION
       ----                    ---                     --------
Richard M. Rosenblatt           29          Chairman and Chief Executive Officer
Mark R. Comer                   31          President and Director
Anthony P. Mazzarella           40          Executive Vice President, Secretary/Treasurer, Chief
                                            Financial Officer and Director
Phillip J. Windley              40          Chief Technology Officer
Steven E. Rossow                41          Senior Vice President
Stephen W. Fulling              34          Vice President
Martin Rosenblatt               55          Vice President
Craig R. Pickering              39          Consultant and Director
Marshall S. Geller              59          Director
Harold S. Blue                  37          Director
Leonard M. Schiller             56          Director
Howard A. Goldberg              52          Director
Richard H. Rogel                49          Director


                            BACKGROUND AND EXPERIENCE


            RICHARD M. ROSENBLATT. Mr. Rosenblatt is Chairman of the Board of Directors and Chief Executive Officer the Company. In 1991, Mr. Rosenblatt formed R&R Advertising, Inc. which specialized in advertising and marketing for small to mid size businesses, and co-founded Madison in 1994. Mr. Rosenblatt is the son of Martin Rosenblatt. Mr. Rosenblatt has been an officer of the Company since January 1996, became Chief Executive Officer in July 1997 and was elected Chairman in January 1998. Mr. Rosenblatt received his Bachelor of Arts degree in political science from the University of California at Los Angeles, where he graduated Magna Cum Laude and Phi Beta Kappa in 1991. He received his Juris Doctorate from the University of Southern California, where he graduated with honors in 1994.

               MARK R. COMER. Mr. Comer is the President and a director of the Company. Mr. Comer has over seven years experience in marketing and in the business seminar industry. In 1992, he formed Cabot and in 1994 he co-founded Madison. He has been an officer of the Company since January 1996, and has held his present position with the Company since July 1997. Mr. Comer attended Brigham Young University in 1984 and 1985 as a business major.

               ANTHONY P. MAZZARELLA. Mr. Mazzarella is the Chief Financial Officer and a director of the Company. Mr. Mazzarella was formerly Managing Director of Geller & Friend Capital Partners, Inc., a merchant banking firm. From 1991 to 1995, he was Executive Vice President of Drake Capital Securities, Inc., a California- based investment banking firm. From 1987 to 1991, he served as Vice President of The Davis Companies, a private holding company owned by Marvin Davis, where he was responsible for corporate finance and acquisition activities. Mr. Mazzarella also held management positions with Twentieth Century Fox Film Corporation and United Airlines, and was a management consultant with Deloitte & Touche. Mr. Mazzarella has been a director of the Company and has held his current position since January 1998. Mr. Mazzarella holds a BA in Physics from Pomona College and an MBA from the Harvard Business School.

               PHILLIP J. WINDLEY, PHD. Dr. Windley is Chief Technology Officer of the Company. He has been a consultant to the Company and its predecessor since 1994. Dr. Windley received his PhD in computer science from the University of California (Davis) in 1990 and is presently a professor of computer science at Brigham Young University. Prior to earning his PhD, Dr. Windley was a member of the technical staff at the Department of Energy's Division of Naval Reactors. Dr. Windley has held his present position with the Company since January 1998.

               STEVEN E. ROSSOW. Mr. Rossow is Senior Vice President of Business Development of the Company. Mr. Rossow was formerly director of business alliances with AT&T WorldNet Service, developing programs for customer acquisitions, promotion marketing and production of on line content development for shopping and gaming. Mr. Rossow also worked with CMP MEDIA's Channel Consulting Services, where he developed marketing, merchandising and branding programs for Motorola, Intel, Apple Computer, Word Perfect, Mattel and Epson as well as a number of entertainment software companies. Mr. Rossow has held his present position with the Company since January 1998.

               STEPHEN W. FULLING. Mr. Fulling is Vice President of Information--Technology Services of the Company. Mr. Fulling served as Senior Network Research Assistant for the College of Engineering at Oregon State University and Network Operations Manager for the NERO project for Oregon Joint Graduate Schools of Engineering, where he designed, built, and deployed state-of-the-art wide area networking systems. Mr. Fulling has a broad background in Internet technologies and more than 15 years experience in the telecommunications industry. He received his Bachelor of Science in Computer Science from the University of California (Davis).

               MARTIN ROSENBLATT. Mr. Rosenblatt is a Vice President of the Company. Mr. Rosenblatt has successfully managed a group of 20 scientists in developing and applying sophisticated physics based computer programs. He has been using the Internet regularly since its infancy, as a communications tool to reach and remotely operate advanced government computers. Mr. Rosenblatt worked for Titan Corporation as Vice President of the Titan Research and Technology Division from 1985 to 1994. In 1994, Mr. Rosenblatt founded e.m.a.N.a.t.e. He has held his present position with the Company since April 1996. Mr. Rosenblatt received a Bachelor of Arts degree and a Masters of Science degree from the University of California at Los Angeles in 1964 and 1966, respectively. Mr. Rosenblatt is the father of Richard Rosenblatt.

               CRAIG R. PICKERING. Mr. Pickering is a director of the Company. Mr. Pickering was a co-founder of the Company. Mr. Pickering has over 16 years of business experience including work in venture capital, sales, mergers and acquisitions and as a seminar speaker for American Business Seminars. In 1992, he formed Cabot, and in 1994 he co-founded Madison. He has been a director of the Company since January 1996, was Chairman of the Board of Directors from January 1996 to January 1998, was President of the Company from

January 1996 to July 1997, and was Chief Executive Officer of the Company from January 1996 to October 1996, and from June 1997 to July 1997. He became a consultant to the Company in January 1998.

               MARSHALL S. GELLER. Mr. Geller is a director of the Company. Mr. Geller is currently the Chairman, Chief Executive Officer and Founding Partner of Geller & Friend Capital Partners, Inc., a merchant banking firm. From 1991 to 1995, Mr. Geller was the Senior Managing Partner and founder of Golenberg & Geller, Inc., a merchant banking and investment company. From 1988 to 1990, he was the Vice Chairman of Gruntal & Company, a New York Stock Exchange investment banking firm. From 1967 to 1988, Mr. Geller was a Senior Managing Director for Bear Stearns & Company. While at Bear Stearns, Mr. Geller was the Managing Partner in charge of all areas of Corporate Finance, Public Finance, Institutional Equities & Debt for Bear Stearns' offices in Los Angeles, San Francisco, Chicago and Hong Kong. He was also a director of Shun Loong-Bear Stearns Far East and Sun Hung Kai-Bear Stearns, both leading Chinese investment banking firms. Mr. Geller formerly served as Interim Co-Chairman of Hexcel Corporation and is currently on its board of directors. Mr. Geller was formerly Interim President and Chief Operating Officer of Players International, Inc., and now serves on its board and is Chairman of its Investment Committee. Mr. Geller also serves as Vice Chairman of the board of Value Vision International, Inc., and serves as Chairman of their Investment Committee. He also serves on the boards of Ballantyne of Omaha, Inc., Datalink Corporation, and Cabletel Communications Corporation. Mr. Geller has been a director of the Company since January 1998.

               HAROLD S. BLUE. Mr. Blue is a director of the Company. Mr. Blue is currently Chairman and Chief Executive Officer of ProxyMed, Inc., a publicly traded medical information technology company engaged in providing on line services to physicians and other healthcare providers, since February 1993, and has been a director of such company since August 1991. He served as interim President and Chief Operating Officer of ProxyMed from March 1994 to June 1995. From August 1991 until February 1993, Mr. Blue served as Vice President of ProxyMed. From July 1992 until February 1995, Mr. Blue served as Chairman of the Board and Chief Executive Officer of Health Services, Inc., a physician practice management company, which was sold to Inphynet in 1995. From June 1979 to February 1992, Mr. Blue was the President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain comprised of six stores located in South Florida. From September 1984 to August 1988, Mr. Blue founded and was the Executive Vice President of Best Generics Incorporated, a generic pharmaceutical distribution company. In August 1988, Best Generics was sold to Ivax Corporation, a publicly traded pharmaceutical manufacturer. Mr. Blue served as a member of the Board of Directors of Ivax for approximately two years before resigning, and continued to serve as a consultant to Ivax pursuant to a consulting agreement that expired in August 1993. Mr. Blue has been a director of the Company since January 1998.

               LEONARD M. SCHILLER. Mr. Schiller is a director of the Company. Mr. Schiller has been a practicing attorney for over 25 years and is a partner in the law firm of Schiller, Klein & McElroy, P.C. in Illinois. Mr. Schiller is the President of The Dearborn Group, a residential property management and real estate company and is involved in the ownership of residential properties throughout the Midwest. He is currently a director of AccuMed International, Inc., a publicly traded company which manufactures and markets diagnostic screening products for clinical laboratories, and Milestone Scientific, Inc., a dentistry products company. Mr. Schiller has been a director of the Company since January 1998.

               HOWARD A. GOLDBERG. Mr. Goldberg is a director of the Company. Mr. Goldberg currently serves as Chief Executive Officer of Players International, Inc. Prior to 1993, he was the managing shareholder practicing law in the firm of Horn, Goldberg, Gorny, Plackter & Weiss, a professional corporation, which is general counsel to Players. Mr. Goldberg is a graduate of Franklin & Marshall College and received his law degree from New York University. He is a member of the New Jersey State and American Bar Associations. Mr. Goldberg has been a director of the Company since January 1998.

               RICHARD H. ROGEL. Mr. Rogel is a director of the Company. Mr. Rogel is an independent investor and a director of CoolSavings.com, an on line commerce company providing specialized Internet merchandising. Mr. Rogel was Chief Executive Officer of the Preferred Provider Organization of Michigan, a firm that he founded in 1982 and sold in 1997. Previously, Mr. Rogel was President and Chief Executive Officer of Suburban Medical Center, President of Strick-Stylehomes, and Treasurer of Seligman and Associates. He has also worked with Burnham and Company, investment bankers, and Arthur Young and Company. Mr. Rogel has been a director of the Company since January 1998.


EXECUTIVE COMPENSATION

               The following table sets forth the compensation paid during fiscal year ended December 31, 1996 and 1997 to the Company's Chief Executive Officer and each of the Company's officers and directors, and persons who received compensation in amounts equal to or exceeding $100,000. No person received any compensation from the Company or its predecessor in any fiscal year prior to 1996. Figures listed below do not include automobile and entertainment allowances for certain executive officers of the Company which total, in the aggregate, $100,000 for the year ended December 31, 1996 and $60,000 for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

        Name and
   Principal Position      Year    Salary  $ (1)
   ------------------      ----    -------------
Tracy W. Scott (2)         1996      36,919
                           1997      62,250
Craig R. Pickering (3)     1996     117,250
                           1997     119,217
Richard M. Rosenblatt (4)  1996     118,712
                           1997     119,792
Mark R. Comer (5)          1996     117,975
                           1997     119,217



(1) The Company's officers were paid no additional cash or non-cash compensation of any sort during the years ended December 31, 1996 and 1997, other than the total salary shown.

(2) Tracy W. Scott was the Chief Executive Officer of the Company from October 1996 to June 1997. Mr. Scott has not been an officer or director of the Company since June 1997.

(3) Craig R. Pickering was President of the Company from January 1996 to July 1997.

(4) Richard M. Rosenblatt was Executive Vice President of the Company until July 1997, at which time he became Chief Executive Officer.

(5) Mark R. Comer was Executive Vice President of the Company until July 1997, at which time he became President.

   None of the named individuals were granted options in 1996 or 1997 nor did any such individual exercise or own options at any time during 1996 or 1997.

EMPLOYMENT AGREEMENTS

               RICHARD ROSENBLATT. Pursuant to an Employment Agreement entered into as of January 5, 1998, the Company employed Richard Rosenblatt as its Chief Executive Officer. The term of such employment commenced on February 2, 1998 and terminates five years thereafter. Mr. Rosenblatt is paid a salary of $195,000 per annum, which may be increased in such amounts as the Compensation Committee of the Company determines in good faith. In addition, Mr. Rosenblatt is entitled to an annual bonus in an amount at least equal to 20% of the salary paid to Rosenblatt during the immediately preceding year. Pursuant to the Employment Agreement, the Company granted Mr. Rosenblatt options to purchase 375,000 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options will vest as follows: (i) 125,000 options vested immediately upon the date of the Employment Agreement and (ii) the remaining 250,000 options will vest at the rate of 125,000 options on each of the first and second anniversary dates of Mr. Rosenblatt's employment with the Company. All unexercised options expire five years after the date on which such options have vested.

               MARK COMER. Pursuant to an Employment Agreement entered into as of January 5, 1998, the Company employed Mark Comer as its President. The term of such employment commenced on February 2, 1998 and terminates two years thereafter. Mr. Comer is paid a salary of $125,000 per annum. The Company will pay Mr. Comer an annual bonus in an amount equal to (i) five percent (5%) of the relevant year's net operating profits of the Internet Training Division, on any net operating profits up to the amount of $1,000,000, plus (ii) ten percent (10%) of the relevant year's net operating profits of the Internet Training Division, on any net operating profits in excess of $1,000,000.

               ANTHONY MAZZARELLA. Pursuant to an Employment Agreement entered into as of December 30, 1997, the Company employed Mr. Mazzarella as its Executive Vice President and Chief Financial Officer. The term of such employment commenced on January 15, 1998 and terminates five years thereafter. Mr. Mazzarella is paid a salary of $180,000 per annum through the calendar year ending December 31, 1998. Thereafter, Mr. Mazzarella is entitled to annual salary increases as determined by the Board of Directors but in no event less than 16%. Prior to the end of each year, the Board of Directors is to review the compensation of Mr. Mazzarella and pay to him a cash bonus not less than 20% of his salary for that year. Pursuant to the Employment Agreement, Company granted Mr. Mazzarella options to purchase an aggregate of 375,000 shares of the Common Stock of the Company at an exercise price of $4.00 per share. Such options vest as follows: (i) 125,000 options vested immediately and (ii) 125,000 options will vest on January 15, 1999, and 125,000 options will vest on January 15, 2000. The options expire 10 years after the date of grant.

               PHILLIP J. WINDLEY, PHD. Pursuant to an Employment Agreement entered into as of December 9, 1997, the Company employed Phillip J. Windley as its Chief Technology Officer. The term of such employment commenced on January 1, 1998 and terminates two years thereafter. Dr. Windley is paid a salary of $145,000 per annum. The Company may grant to Dr. Windley an annual bonus or bonuses up to a maximum aggregate annual amount of $35,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, the Company granted Dr. Windley options to purchase 87,500 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 12,500 options per full quarter for the first year during which Dr. Windley remains employed by the Company, commencing as of January 1, 1998, and (ii) at the rate of 9,375 options per full quarter for the second year during which Dr. Windley remains employed by the Company, commencing one year after January 1, 1998. All unexercised options expire five years after the date on which such options have vested.

               STEVE ROSSOW. Pursuant to an Employment Agreement entered into as of December 9, 1997, the Company employed Steve Rossow as its Vice President Marketing & Sales. The term of such employment commenced on January 12, 1998 and terminates four years thereafter. Mr. Rossow is paid a salary of $120,000 per annum and received a one-time signing bonus in the amount of $20,000. The Company may grant to Mr. Rossow an annual bonus or bonuses up to a maximum aggregate annual amount of $30,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief

Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, the Company granted Mr. Rossow options to purchase 125,000 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 15,625 options per full quarter for the first year during which Mr. Rossow remains employed by the Company, commencing as of January 12, 1998, and (ii) at the rate of 7,813 options per full quarter for the second and third years during which Mr. Rossow remains employed by the Company, commencing one year after January 12, 1998. All unexercised options expire five years after the date on which such options have vested.

               STEPHEN W. FULLING. Pursuant to an Employment Agreement entered into as of December 9, 1997, the Company employed Stephen W. Fulling as its Vice President of Technology. The term of such employment commenced on January 1, 1998 and terminates three years thereafter. Mr. Fulling is paid a salary of $85,000 per annum, which may be increased in such amounts as the Chief Executive Officer and the Compensation Committee of the Company determine at their sole discretion, except that at a minimum the Company shall increase the salary for the second and third years of Mr. Fulling's employment by an amount equal to 7% of the total amount of salary due to Mr. Fulling during the immediately-preceding year. The Company may grant to Mr. Fulling an annual bonus or bonuses up to a maximum aggregate annual amount of $25,000, at the sole and exclusive discretion of the Chief Executive Officer and the Compensation Committee of the Company and at such times and in such manner as the Chief Executive Officer and the Compensation Committee may determine. Pursuant to the Employment Agreement, the Company granted Mr. Fulling options to purchase 85,000 shares of the common stock of the Company at the exercise price of $5.20 per share. Such options vest as follows: (i) at the rate of 10,833 options per full quarter for the first year during which Mr. Fulling remains employed by the Company, commencing as of January 1, 1998, (ii) at the rate of 5,208 options per full quarter for the second year and per the first three full quarters of the third year during which Mr. Fulling remains employed by the Company, commencing one year after January 1, 1998, and (iii) at the rate of 5,208 options per the fourth full quarter of the third year during which Mr. Fulling remains employed by the Company. All unexercised options expire five years after the date on which such options have vested.

               MARTIN ROSENBLATT. The Company entered into an employment agreement with Martin Rosenblatt in the second quarter of 1996, providing for a salary of $85,000 per year and the grant of 50,000 options on February 1, 1998, and annual grants of no less than 25,000 options in January of each year thereafter at the fair market value on the last trading day of each year. This agreement expires in 2003.

               CRAIG PICKERING. Pursuant to a Consulting Agreement entered into as of January 26, 1998, the Company engaged the services of Craig Pickering as an independent contractor. The term of such engagement commenced on January 26, 1998 and terminates two years thereafter. Mr. Pickering is paid a consulting fee of $65,000 during the first year of the Agreement and $50,000 during the second year of the Agreement.


DIRECTOR COMPENSATION

               The non-employee directors of the Company are paid cash compensation of $2,000 per quarter plus $500 per meeting attended (either in person or telephonically). In addition each non-employee director receives options to purchase 12,500 shares of the Company's common stock per year for each of 1998 and 1999 at the market price as of January 26, 1998.

               Each of the three members of the Audit Committee of the Board of Directors receives $250 per meeting attended (either in person or telephonically). In addition, the Chairman of the Audit Committee receives cash compensation of $2,500 annually.

               Each of the three members of the Compensation Committee of the Board of Directors receives $250 per meeting attended (either in person or telephonically). In addition, the Chairman of the Compensation Committee receives cash compensation of $2,500 annually.

               Employee directors do not receive any additional compensation for serving as a director.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

               As authorized by Section 78.751 of the Nevada General Corporation Law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

               Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

               Article 6.E of the Articles of Incorporation, as amended, of the Company and Article 5 of the Bylaws of the Company provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its shareholders for breaches of their fiduciary duties.

               The Company maintains Director and Officer liability insurance with an aggregate coverage amount of $10,000,000.

               The Company has been advised that it is the position of the Commission that insofar as the provision of the Company's Articles of Incorporation, as amended, and By-laws may be invoked for liabilities arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


               Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Management believes all such individuals were in compliance with Section 16(a) at June 25, 1998.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain information as of the date of June 25, 1998 with respect to (i) the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, each director, each executive officer and all executive officers and directors of the Company as a group and the percentage of the Company's Common Stock so owned.

               As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.



                                                       PERCENTAGE OF
                                       COMMON
                                      NUMBER OF          STOCK
    NAME OF BENEFICIAL OWNER           SHARES           OWNED(1)
OFFICERS AND DIRECTORS

Richard Rosenblatt                  1,750,000(2)         22.01%
4400 Coldwater Canyon
Boulevard
Suite 200
Studio City, California 91604

Mark R. Comer                       1,250,000            15.97%
4400 Coldwater Canyon
Boulevard
Suite 200
Studio City, California 91604

Craig R. Pickering                  1,637,500(3)         20.89%
1185 South Mike Jense Circle
Provo, Utah 84601

Anthony P. Mazzarella                 301,282(4)          3.73%
4400 Coldwater Canyon
Boulevard
Suite 200
Studio City, California 91604

Philip J. Windley                     151,250(5)          1.92%
5314 North 250 West #110
Provo, Utah 84604

Steven Rossow                          46,875(6)          --%
4400 Coldwater Canyon
Boulevard
Suite 200
Studio City, California 91604

Stephen Fulling                        32,499(7)          --%
5314 North 250 West #110
Provo, Utah 84604


                                                       PERCENTAGE OF
                                      COMMON
                                      NUMBER OF           STOCK
    NAME OF BENEFICIAL OWNER           SHARES           OWNED(1)
Martin Rosenblatt                     219,167(8)         2.78%
4400 Coldwater Canyon
Boulevard
Suite 200
Studio City, California 91604

Marshall S. Geller                    365,064(9)         4.51%
1875 Century Park East
Suite 2200
Los Angeles, California 90067

Harold S. Blue                         28,125(10)         --%
2501 Davie Road
Ft. Lauderdale, Florida 33317

Leonard M. Schiller                    35,938(11)         --%
33 N. Dearborn, #1030
Chicago, Illinois 60602

Howard A. Goldberg                     15,494(12)         --%
1300 Atlantic Avenue, #800
Atlantic City, New Jersey 08401

Richard H. Rogel                      140,625(13)        1.78%
56 Rosecrown
Avon, Colorado 81620

Total of Directors and Executive    5,973,819           67.80%
Officers as a group (13 persons)


5% OR MORE BENEFICIAL OWNERS

Commonwealth Associates               761,749(14)        8.87%
830 Third Avenue
New York, New York 10022

Commonwealth Management Co.,          828,364(15)        9.57%
Inc.
830 Third Avenue
New York, New York 10022

Michael S. Falk                       431,901(16)        5.23%
830 Third Avenue
New York, New York 10022


(1) Calculations based upon 7,827,254 shares of Common Stock issued and outstanding on June 25, 1998.

(2) Includes 125,000 shares issuable upon currently exercisable options. Does not include 1,500,000 shares issuable upon the exercise of options to Commonwealth Associates and its affiliates with respect to which Mr. Rosenblatt is the beneficiary of a proxy.

(3)    Includes 12,500 shares issuable upon currently exercisable options.

(4) Includes 125,000 shares issuable upon currently exercisable warrants and 125,000 shares issuable upon currently exercisable options.

(5) Includes 25,000 shares issuable upon currently exercisable options and 12,500 shares issuable upon options exercisable within the next sixty days.

(6) Includes 31,250 shares issuable upon currently exercisable options and 15,625 shares issuable upon options exercisable within the next sixty days.

(7) Includes 21,666 shares issuable upon currently exercisable options and 10,833 shares issuable upon options exercisable within the next sixty days.

(8)    Includes 50,000 shares issuable upon currently exercisable options.

(9) Includes 250,000 shares issuable upon currently exercisable warrants and 12,500 shares issuable upon currently exercisable options.

(10) Consists of 15,625 shares issuable upon conversion of Company's Series A Convertible Preferred Stock and 12,500 shares issuable upon currently exercisable options.

(11) Consists of 23,438 shares issuable upon conversion of the Company's Series A Convertible Preferred Stock and 12,500 shares issuable upon the exercise of currently exercisable options.

(12) Includes 12,500 shares issuable upon the exercise of currently exercisable options.

(13) Consists of 50,000 shares of Common Stock, 78,125 shares issuable upon conversion of the Company's Series A Convertible Preferred Stock and 12,500 shares issuable upon the exercise of currently exercisable options.

(14) Consists of shares issuable upon the exercise of currently exercisable options issued to Commonwealth Associates. Commonwealth Management Co., Inc. is the corporate general partner of Commonwealth Associates.

(15) Includes 761,749 shares issuable upon the exercise of currently exercisable warrants owned by Commonwealth Associates. Mr. Falk is the Chairman and controlling equity owner of Commonwealth Management Co., Inc., the corporate general partner of Commonwealth Associates. Also includes 12,115 shares issuable upon the exercise of currently exercisable warrants and 54,500 shares issuable upon the conversion of 43,600 shares of the Company's Series A Convertible Preferred Stock of which Mr. Falk directly owns 37,500 shares and The Falk Family Foundation, a charitable trust for which Mr. Falk serves as trustee, owns 6,100 shares.

(16) Consists of shares issuable upon the exercise of currently exercisable warrants and conversion of the Company's Series A Convertible Preferred Stock.

CHANGES IN CONTROL

               The Company is unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

                              CERTAIN TRANSACTIONS


               The Company pays certain related parties for advertising, rent and computer graphic design. Sierra Advertising received $1,794,237 in 1997 and $2,116,607 in 1996 for advertising expenses, all of which is distributed directly for advertising costs, and is owned by officers of the Company. The sole purpose for the existence of Sierra Advertising is to pass through certain costs of advertising at reduced rates. No officers of the Company receive any monetary compensation from the Company through Sierra Advertising. Sierra Advertising makes no profit on funds received from the Company. All funds paid to Sierra Advertising are used by Sierra Advertising for the purchase of air time for advertising.

               The share exchanges described in "BUSINESS--HISTORY OF THE COMPANY" involved certain executive officers of the Company. At the time of the share exchanges described therein, the shareholders of Madison were Craig Pickering, Richard Rosenblatt, Mark Comer, JCH Trust, MJB Trust, CSW Trust, Ross Jardine, Phil Windley and Michael Beck; the shareholders of Cabot were Craig Pickering, Mark Comer and JCH Trust; and the sole shareholder of R&R was Richard Rosenblatt.

               The Company's offices located at 1185 South Mike Jense Circle, Provo, Utah are leased from RDR Properties for $12,108 per month, which lease expires in March 1999. Craig Pickering and Mark Comer each own 33.33% of RDR Properties.

               The Company retained Geller & Friend Capital Partners, Inc. ("Geller & Friend"), a merchant banking firm, in August 1997 to assist in arranging equity financing. Geller & Friend earned a fee of $150,000 and was granted 375,000 warrants in connection with its role in the private placement completed in December 1997. Of the $150,000 fee, Geller & Friend was paid $50,000 in 1997, and is being paid the remaining $100,000 in equal quarterly installments during 1998. Marshall Geller, chairman and chief executive officer of Geller & Friend, became a director of the Company in January 1998. Also in January 1998, the Company employed Anthony Mazzarella, formerly managing director of Geller & Friend, as its Executive Vice President and Chief Financial Officer. Mr. Mazzarella is also a director of the Company.

                            DESCRIPTION OF SECURITIES

GENERAL

               The Company is authorized by its Articles of Incorporation, as amended, to issue an aggregate of 37,500,000 shares of Common Stock, par value $.008 per share and 10,000,000 shares of preferred stock par value $.001 per share which preferred stock may be issued with such rights, designations and privileges (including redemption and voting rights) as the Board of Directors may from time to time determine.

               The following summary descriptions are qualified in their entirety by reference to the Company's Articles of Incorporation, as amended.

SERIES A CONVERTIBLE PREFERRED STOCK

               The authorized capital stock of the Company includes 10,000,000 shares of preferred stock of which 5,250,000 shares are designated as Series A Convertible Preferred Stock. Holders of the Preferred Shares are entitled to receive, when as and if declared by the Board of Directors, a cumulative dividend of $.36 per share (9% per annum) payable semi-annually in cash or Preferred Shares valued at $4.00 per share at the discretion of the Board. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A Convertible Preferred Stock are entitled to receive out of the assets of the Company available for distribution to its shareholders, before any payment or distribution shall be made on the Common Stock, an amount per share equal to $4.00. The Series A Convertible Preferred Stock and the Common Stock vote together as a single class, with each share of Preferred Stock being entitled to cast a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could then be converted.

               Each share of the Series A Convertible Preferred Stock may at any time be converted into 1.25 shares of the Company's Common Stock reflecting an initial Conversion Price of $3.20 per share. In the event that at any time prior to June 19, 1999 the market price of the Company's Common Stock is less than $3.20 the Conversion Price will be automatically adjusted to equal such lower market price. The Conversion Price will also be subject to adjustment in the event of a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. In addition, in the event that the Company fails to (i) make any semi-annual dividend payment when due or (ii) file a registration statement covering the Securities by the earlier to occur of June 30, 1998 or fifteen (15) business days after the Company's Common Stock is listed on the Nasdaq SmallCap Market, the Conversion Price then in effect will be adjusted downward by 10%.

               Commencing on December 19, 1998 and terminating on December 19, 2003, the shares of Series A Convertible Preferred Stock will be automatically converted into shares of Common Stock at the Company's option upon 30 days' prior written notice provided (i) the Common Stock to be issued upon such conversion has been registered under the Securities Act and (ii) the Common Stock has traded at or above $8.00 per share for 30 consecutive trading days.

WARRANTS

               The following discussion is a summary of certain terms and provisions of the Initial Warrants contained in the Warrant Agreement between the Company and Signature Stock Transfer, Inc. (the "Warrant Agent"). The Initial Warrants were issued to investors as part of a private placement of Units in December 1997.

               Each Warrant entitles the holder to purchase, at a price of $3.20 per share, subject to adjustment, .125 share of Common Stock during the period commencing on December 4, 1998 and ending on December 4, 2002. Commencing on December 4, 1998, the Company may redeem the Warrants at $0.05 per Warrant upon 30 days' prior written notice in the event that (1) there is a current registration statement in effect covering the shares of Common Stock underlying the Warrants and the Warrants separately and (2) the Common Stock has traded at or above $8.00 per share for at least 30 consecutive trading days.

               Any Warrantholders who do not exercise their Warrants prior to the redemption date, as set forth in the Company's notice of redemption, will forfeit the right to purchase the shares of Common Stock underlying the Warrants and, after the redemption date, any outstanding Warrants will become void and be of no further force or effect. If the Company does not redeem the Warrants, the Warrants will expire, become void and be of no further force or effect on conclusion of the exercise period.

               The exercise price of the Warrants and the number of shares to be obtained upon the exercise of the Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination, or recapitalization of the Common Stock. In the event of liquidation, dissolution or winding up of the Company, holders of the Warrants, unless exercised, will not be entitled to participate in the assets of the Company. Holders of the Warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the Warrants.

REGISTRATION RIGHTS

               The holders of the Placement Agent Warrants will have certain demand and piggy-back registration rights with respect to such Warrants and the underlying Common Shares exercisable commencing six months after the Closing of the private placement of Units in December 1997.

               The registration statements will be maintained effective until all of the securities covered thereby have been sold, or all of the securities covered thereby may be sold under Rule 144 without regard to volume limitations. The Company will pay all registration expenses incurred in connection with the registration of the securities. In addition, the Company will comply with all necessary state securities laws so as to permit the sale by the investors of the securities.

COMMON STOCK

               The authorized capital stock of the Company includes 37,500,000 shares of $.008 par value Common Stock. All shares have equal voting rights. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of the Company could, if they chose to do so, elect all of the Directors.

               Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and any distributions to the holders of outstanding shares of Series A Convertible Preferred Stock, will be distributed pro rata to the holders of the Common Stock. The holders of the Common Stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares.

               Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. The Company has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

PREFERRED STOCK

               The Company's Articles of Incorporation, as amended, authorize the Board of Directors to issue 10,000,000 shares of preferred stock, $.001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders. Unless the nature of a particular transaction and applicable statutes require such approval, and subject to the required approval of the Series A Preferred Securityholders for issuances of preferred stock which have liquidation or dividend rights senior to theirs, the Board of Directors has the authority to issue these shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders. As of June 25, 1998, there were 5,000,004 shares of Series A Convertible Preferred Stock outstanding.

TRANSFER AND WARRANT AGENT

               Signature Stock Transfer, Inc., 14675 Midway Road, Dallas, Texas 75244, serves as Transfer Agent for the Company's Common Stock, and serves as Transfer and Warrant Agent for the Series A Convertible Preferred Stock and Warrants.

                              PLAN OF DISTRIBUTION


               The sale or distribution of the Underlying Common Stock and Warrants may be effected, subject to the lock-up agreement among certain Selling Securityholders and Commonwealth Associates (see "SHARES ELIGIBLE FOR FUTURE SALES."), directly to purchasers by the Selling Securityholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any stock exchange, in the Nasdaq SmallCap Market, or in the over the counter market, (ii) in transactions otherwise than on any stock exchange or in the over-the-counter market, or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales, of the Underlying Common Stock or Warrants. The Securities may also be sold pursuant to Rule 144. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Securityholder or by agreement between the Selling Securityholder and underwriters, brokers, dealers or agents, or purchasers. If the Selling Securityholders effect such transactions by selling Underlying Common Stock and/or Warrants to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of Underlying Common Stock and/or Warrants for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Securityholders and any brokers, dealers or agents that participate in the distribution of the Underlying Common Stock and/or Warrants may be deemed to be underwriters, and any profit on the sale of Underlying Common Stock and/or Warrants by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

               Under the securities law of certain states, the Underlying Common Stock and/or Warrants may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Underlying Common Stock and/or Warrants may not be sold unless the Underlying Common Stock and Warrants have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

               The Company will pay all the expenses incident to the registration, offering and sale of the Underlying Common Stock and Warrants to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify the Selling Securityholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. The Company estimates that the expenses of this Offering to be borne by it will be approximately $68,000. The Company will not receive any proceeds from the sale of any of the Underlying Common Stock or Warrants by the Selling Securityholders.

                             SELLING SECURITYHOLDERS

               The following table sets forth certain information regarding beneficial ownership of Common Stock and Warrants of each Selling Securityholder and as adjusted to give effect to the sale of the Securities offered hereby. Information concerning the Selling Securityholders may change from time to time; any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required.
See "PLAN OF DISTRIBUTION."

                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS
Michael F. A'Hern &           7,813      12,500         --           --          -0-         -0-          -0-
Maxine C. A'Hern J/T

Dean Abraham                  4,774      11,719         --           --          -0-         -0-          -0-

Richard Abrams               19,531      31,250         --           --          -0-         -0-          -0-

Rodney Abrams                19,531      31,250         --           --          -0-         -0-          -0-

AC Isreal Enterprises Inc.   50,000        --           --           --          -0-         -0-          -0-

Shannon P. Acks              11,716      31,250         --           --          -0-         -0-          -0-

James Adametz                14,063      22,500         --           --          -0-         -0-          -0-

Daryl-Joy Adkins              5,859       9,375         --           --          -0-         -0-          -0-

Mary Alloy                   19,531      31,250         --           --          -0-         -0-          -0-

Anasazi Partners Limited     15,625        --           --           --          -0-         -0-          -0-
Partnerships

Ferdinano Anderson            9,766      15,625         --           --          -0-         -0-          -0-

Michael Appelbaum             2,681        --         2,681          --          -0-         -0-          -0-

Michael R. L. Astor           9,766      15,625         --           --          -0-         -0-          -0-

James G. Aukstolis           16,125      31,250         --           --          -0-         -0-          -0-

Richard L. Bazelon & Eileen  39,063      62,500         --           --          -0-         -0-          -0-
A. Bazelon J/T

Bear Stearns Security C/F     5,703      15,625         --           --          -0-         -0-          -0-
Irving Curtins IRA

Bear Stearns Security C/F     1,953       3,125         --           --          -0-         -0-          -0-
Richard Campanella IRA

Bear Stearns Security Corp.  23,438      62,500         --           --          -0-         -0-          -0-
C/F Gary Gaines IRA

Bear Stearns Security Corp.  19,531      31,250         --           --          -0-         -0-          -0-
C/F Paul F. Petrus IRA

Edwin J. Beattie             19,531      31,250         --           --          -0-         -0-          -0-

John P. Becker                5,813      12,500         --           --          -0-         -0-          -0-

Becker & Becker              19,531      31,250         --           --          -0-         -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS
Niles H. Bell                 3,008       7,813         --           --          -0-         -0-          -0-

William D. Bennett Jr.        5,859      15,625         --           --          -0-         -0-          -0-

Marc G. Berman                4,774      11,719         --           --          -0-         -0-          -0-

Sandra Bernstein & Howard    24,063      62,500         --           --          -0-         -0-          -0-
Bernstein J/T

Robert Bettinger             19,531      31,250         --           --          -0-         -0-          -0-

Robert Beuret                16,196        --         16,196         --          -0-         -0-          -0-

Lincoln Edward Black          3,818       9,375         --           --          -0-         -0-          -0-

Gerald Blank                    977       7,813         --           --          -0-         -0-          -0-

Craig Blitz & Annette Blitz   5,891      15,625         --           --          -0-         -0-          -0-
J/T

Jeffrey Blomstedt &           6,364      15,625         --           --          -0-         -0-          -0-
Susan J. Lascala J/T

Harold Blue(5)               32,031      31,250         --           --        12,500        -0-          -0-

Hans C. Bodmer               29,063      62,500         --           --          -0-         -0-          -0-

Mody K. Bootright             3,906       6,250         --           --          -0-         -0-          -0-

Benjamin Bollag              29,297      46,875         --           --          -0-         -0-          -0-

Michael Bollag               23,438        --           --           --          -0-         -0-          -0-

Tom P. Briggs TR Tom P.       7,813      12,500         --           --          -0-         -0-          -0-
Briggs Attn'y at Law
Pen/Pft Sh/Pl

Travis Brock                  2,250        --          2,250         --          -0-         -0-          -0-

Elizabeth D. Buchman C/F      3,906       6,250         --           --          -0-         -0-          -0-
Norman L. Buchman Ugma
MA

Leslie G. Callahan III       39,063      62,500         --           --          -0-         -0-          -0-

Feliz Campos                  5,811      10,938         --           --          -0-         -0-          -0-

J.A. Cardwell                 8,202      21,875         --           --          -0-         -0-          -0-

Anders Carlegren              3,906       6,250         --           --          -0-         -0-          -0-

C. Wyllys Cass IV & Ellen     3,906       6,250         --           --          -0-         -0-          -0-
M. Cass J/T

William R. Cline              4,032        --           --           --          -0-         -0-          -0-

David Cohen                  48,828      78,125         --           --          -0-         -0-          -0-

Harriet H. Cohen              4,883       7,813         --           --          -0-         -0-          -0-

                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS
Jonathon Cohen & Nancy        4,813      12,500         --           --          -0-         -0-          -0-
Shapiro J/T

Julia R. Cole                39,063      62,500         --           --          -0-         -0-          -0-

Commonwealth                761,749        --        761,749         --          -0-         -0-          -0-
Associates(6)

Conzett Europa Invest       139,063     312,500         --           --          -0-         -0-          -0-

Bruce Corbin                  2,406       6,250         --           --          -0-         -0-          -0-

Jeffrey Corbin                1,953       3,125         --           --          -0-         -0-          -0-

Richard Corbin                5,859       9,375         --           --          -0-         -0-          -0-

Richard Corbin IRA Sec        5,859       9,375         --           --          -0-         -0-          -0-
Corp. Cust. for

CP Baker Venture Fund 1       7,813        --           --           --          -0-         -0-          -0-
Limited Partnership

Daphna Cramer                 2,419        --           --           --          -0-         -0-          -0-

Gerald Cramer 1997            4,839        --           --           --          -0-         -0-          -0-
Charitable Remainder
Unitrust

Gerald and Daphna Cramer      4,839        --           --           --          -0-         -0-          -0-
1997 Charitable Remainder
Unitrust

Leroy Cramer Family           2,419        --           --           --          -0-         -0-          -0-
Limited Partner

Cramer Rosenthal McGlynn     19,531      31,250         --           --          -0-         -0-          -0-
Inc.

Cramer Rosenthal McGlynn,     1,935        --           --           --          -0-         -0-          -0-
LLC Money Purchase Plan

Cramer Taos Partners        132,495     156,250         --           --        30,000        -0-          -0-

James P. Crandall & Claudia   5,013      12,500         --           --          -0-         -0-          -0-
P. Crandall J/T

Cresvale Far East Ltd.       78,125     125,000         --           --          -0-         -0-          -0-

CRM 1997 Enterprise Fund    195,313     312,500         --           --          -0-         -0-          -0-
LLC

CRM 1998 Enterprises Fund   100,000        --           --           --          -0-         -0-          -0-
LLC

CRM Madison Partners LP     154,811     156,250         --           --        20,800        -0-          -0-

CRM Partners LP             395,668     312,500         --           --        58,000        -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

CRM Retirement Partners     302,716     187,500         --           --        45,000        -0-          -0-
LP

CRM U S Value Fund Ltd       58,594      93,750         --           --          -0-         -0-          -0-

CRM EFO Partners LP          77,996        --           --           --         6,024        -0-          -0-

Orman F. Cummings             9,766      15,625         --           --          -0-         -0-          -0-

Thomas D'Avanzo & Marie       7,813      12,500         --           --          -0-         -0-          -0-
D'Avanzo J/T

Richard Dahlen & Priscilla   11,238      37,500         --           --          -0-         -0-          -0-
Dahlen J/T

Mark Danielli                 4,859        --          4,859         --          -0-         -0-          -0-

James A. Davenport            9,546      23,438         --           --          -0-         -0-          -0-

Richard G. David             14,281      31,250         --           --          -0-         -0-          -0-

David Deatkine Jr.            5,703      15,625         --           --          -0-         -0-          -0-

Morris Deckelbaum            27,813      62,500         --           --          -0-         -0-          -0-

David Dercher & Suelen       19,531      31,250         --           --          -0-         -0-          -0-
Dercher J/T

David Dickerson and          39,063      62,500         --           --          -0-         -0-          -0-
Mary Jane Dickerson TIC

David L. Dickey and             781       6,250         --           --          -0-         -0-          -0-
Susan M. Dickey J/T

Donaldson Lufkin and          5,860      46,875         --           --           1          -0-          -0-
Jenrette
Securities Corporation

Jeanette Dorfman              3,906       6,250         --           --          -0-         -0-          -0-

Robert Dozier & Debbie        9,766      15,625         --           --          -0-         -0-          -0-
Dozier J/T

DW Trustees (BVI) Limited    29,297      46,875         --           --          -0-         -0-          -0-

Cornelia Eldridge            30,000        --         30,000         --          -0-         -0-          -0-

Stephen Elkin & Diane         7,813      12,500         --           --          -0-         -0-          -0-
Elkin J/T

Lang Elliot                  39,063      62,500         --           --          -0-         -0-          -0-

Seth Elliot                   5,000        --          5,000         --          -0-         -0-          -0-

Joseph A. Ens Jr. & Shirley   9,766      15,625         --           --          -0-         -0-          -0-
A. Ens J/T

Frederick Epstein            39,063      62,500         --           --          -0-         -0-          -0-

Kenneth R. Falchuk           39,063      62,500         --           --          -0-         -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Michael Falk                 431,901     93,750     373,307          --          -0-         -0-          -0-

Michael Falk Tr The Falk      11,531     31,250         --           --          -0-         -0-          -0-
Family Foundation

Michael J. Feldman            20,156     36,250         --           --          -0-         -0-          -0-

Hilaire Fernandes              3,225      6,250         --           --          -0-         -0-          -0-

Fred M. Filoon                 1,935       --           --           --          -0-         -0-          -0-

S. Marcus Finkle              14,438     37,500         --           --          -0-         -0-          -0-

Baruch Fischhoff & Andrea      7,813     12,500         --           --          -0-         -0-          -0-
Fischoff J/T

Eileen Fitzsimons                323       --           --           --          -0-         -0-          -0-

Michael Flynn                  3,125     25,000         --           --          -0-         -0-          -0-

Flynn Corp                   195,313    312,500         --           --          -0-         -0-          -0-

Charles Friedlander            9,766     15,625         --           --          -0-         -0-          -0-

Peter Fulton                   2,324       --         2,324          --          -0-         -0-          -0-

Gallagher Corp               195,313    312,500         --           --          -0-         -0-          -0-

Richard Galterio               2,844       --         2,844          --          -0-         -0-          -0-

Martin Gangel                 19,531     31,250         --           --          -0-         -0-          -0-

Joe Maria Salema Carcao       78,125    125,000         --           --          -0-         -0-          -0-
Quina da Marioha

David Gartenberg               9,766     15,625         --           --          -0-         -0-          -0-

Evan Gartenberg                9,766     15,625         --           --          -0-         -0-          -0-

Marshall S. Geller(5)        373,448     66,667     250,000          --        12,500        -0-          -0-

Scott L. Geller                  210       --           --           --          -0-         -0-          -0-

Anthony Giardina               4,219       --         4,219          --          -0-         -0-          -0-

John J. Giuffrida &           32,063     62,500         --           --          -0-         -0-          -0-
Jacqueline P. Giuffrida J/T

Edwin M. Glazier               3,906      6,250         --           --          -0-         -0-          -0-

Mark Goldberg                  7,813     12,500         --           --          -0-         -0-          -0-

Paul Goldenheim                9,766     15,625         --           --          -0-         -0-          -0-

Fred Goldman                   2,656      6,250         --           --          -0-         -0-          -0-

Jay Goldstein                  6,000       --           --           --          -0-         -0-          -0-

Sydney J. Barbara B.           9,766     15,625         --           --          -0-         -0-          -0-
Goldstein Tr Goldstein
Family Loving Tr


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Zachary Gomes                39,063      62,500         --           --          -0-         -0-          -0-

Andrew Gonchar                9,766      15,625         --           --          -0-         -0-          -0-

Roger H Grace                 9,766      15,625         --           --          -0-         -0-          -0-

H. Eugene Graves             39,063      62,500         --           --          -0-         -0-          -0-

Andrienne Gray                3,000        --           --           --          -0-         -0-          -0-

Barry Gray                   10,000        --           --           --          -0-         -0-          -0-

Jonathan D. Green            19,531      31,250         --           --          -0-         -0-          -0-

Paul Gubitosa                 5,859       9,375         --           --          -0-         -0-          -0-

Richard M. Gunsel             3,906       6,250         --           --          -0-         -0-          -0-

Howard Habousch & Joan       39,063      62,500         --           --          -0-         -0-          -0-
Haboush J/T

Robert Hammer                 9,766      15,625         --           --          -0-         -0-          -0-

Alan H. Hammerman             1,953      15,625         --           --          -0-         -0-          -0-

Eric Handler                  2,500        --         2,500          --          -0-         -0-          -0-

Hare & Co.                  125,313     312,500         --           --          -0-         -0-          -0-

Mel Harris Preferred         28,594      58,750         --           --          -0-         -0-          -0-
Employes Group

M. Ponder Harrison            5,866      15,625         --           --          -0-         -0-          -0-

William O.E. Henry           11,731      31,250         --           --          -0-         -0-          -0-

Hercules Systems Inc.        29,297      46,875         --           --          -0-         -0-          -0-

Timothy Herrmann              1,595        --         1,595          --          -0-         -0-          -0-

Henry Herzing Tr Henry G.    33,063      62,500         --           --          -0-         -0-          -0-
Herzing Rev Liv Tr

William L Hickey Jr. &       29,297      46,875         --           --          -0-         -0-          -0-
Pamela T. Hickey J/T

S. Maurice Hicks Jr.          5,859       9,375         --           --          -0-         -0-          -0-

High Bridge Fund Limited     78,125     125,000         --           --          -0-         -0-          -0-

Hilltop Offshore Limited       559       4,469         --           --          -0-         -0-          -0-

Hilltop Partners LP           2,539      20,312         --           --          -0-         -0-          -0-

Alan Hirsch                  19,531      31,250         --           --          -0-         -0-          -0-

Fred Hirt                    15,625      25,000         --           --          -0-         -0-          -0-

Edward S Hochuli              3,906       6,250         --           --          -0-         -0-          -0-

Susan Hoffman                 1,250        --         1,250          --          -0-         -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Annette Holtvogt              7,813      12,500         --           --          -0-         -0-          -0-

Wilfred Huse & Margaret R.    9,766      15,625         --           --          -0-         -0-          -0-
Huse J/T

Ingleside Co.               195,313     312,500         --           --          -0-         -0-          -0-

Andre Iseli                  19,531      31,250         --           --          -0-         -0-          -0-

James Israel                  1,000        --           --           --          -0-         -0-          -0-

Thomas Israel                10,000        --           --           --          -0-         -0-          -0-

J.F. Shea Co. Inc.          585,938     937,500         --           --          -0-         -0-          -0-

Ann Street Jackson           39,063      62,500         --           --          -0-         -0-          -0-

Norman Jacobs                 9,766      15,625         --           --          -0-         -0-          -0-

Robert J. Jahn                9,766      15,625         --           --          -0-         -0-          -0-

Gad Janay & Marlene Janay    13,906      31,250         --           --          -0-         -0-          -0-
J/T

Michael Janis & Rosamond     12,906      31,250         --           --          -0-         -0-          -0-
Janis J/T

Robert G. Jeffers & Theresa   3,086       7,656         --           --          -0-         -0-          -0-
W. Jeffers J/T

Ramesh Jhunjhnuwala           7,813      12,500         --           --          -0-         -0-          -0-

Chatri Jhunjhnuwala &        15,625      25,000         --           --          -0-         -0-          -0-
Lourdes Jhunjhnuwala J/T

Chatri Jhunjhnuwala C/F       8,203      13,125         --           --          -0-         -0-          -0-
Giselle Jhunjhnuwala UTMA
CA

Chatri Jhunjhnuwala C/F       7,422      11,875         --           --          -0-         -0-          -0-
Nadia Jhunjhnuwala UTMA
CA

M L P F & S CU FPO            7,329        --           --           --          -0-         -0-          -0-
Chatri RA FBO Chatri
Jhunjhnuwala

Jo-Bar Enterprises L I C     19,531      31,250         --           --          -0-         -0-          -0-

L. Wayne Johnson              9,766      15,625         --           --          -0-         -0-          -0-

John Joos-vandewalle          9,766      15,625         --           --          -0-         -0-          -0-

Peggy Jordan                 58,125     125,000         --           --          -0-         -0-          -0-

Edward C. Jordan & Carol      7,813      12,500         --           --          -0-         -0-          -0-
S. Jordan J/T

K & K Development Corp        9,766      15,625         --           --          -0-         -0-          -0-


                                         BEFORE OFFERING                                    AFTER OFFERING
                                         ---------------                                    --------------
                                 NUMBER      NUMBER       NUMBER                                             NUMBER
                                   OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                                SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                                 COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                                 STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER         (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Kabuki Partners Adp Gp           29,688      62,500         --           --          -0-         -0-          -0-

Robert Kantor                    19,531      31,250         --           --          -0-         -0-          -0-

Fred Kassner                     85,255     156,250         --           --          -0-         -0-          -0-

Patrick N Keating                 4,766      15,625         --           --          -0-         -0-          -0-

David R Kenneth & Joyce A         4,774      11,719         --           --          -0-         -0-          -0-
Kennett J/T

Lena Khatcherian                    532          --         --           --          -0-         -0-          -0-

Mansour Khayyam &                39,063      62,500         --           --          -0-         -0-          -0-
Victoria Khayyam J/T

Neekianund Khulpateea             9,766      15,625         --           --          -0-         -0-          -0-

Robert B Kimball Iiic/o           9,766      15,625         --           --          -0-         -0-          -0-
Corbin Corp

Bernard Kirsner Tr Bernard        5,866      15,625         --           --          -0-         -0-          -0-
Kirsner Rev Tr

Christopher Krecke                  250          --        250           --          -0-         -0-          -0-

Richard Kurtz                    39,063      62,500         --           --          -0-         -0-          -0-

Stephen Labararer                 3,437          --      3,437           --          -0-         -0-          -0-

Vincent Labararer                11,250          --     11,250           --          -0-         -0-          -0-

L.A.D. Equity Partners, L.P.     10,485          --         --           --          -0-         -0-          -0-

Peter Latour                      2,906       6,250         --           --          -0-         -0-          -0-

Daniel R Lee                     78,125     125,000         --           --          -0-         -0-          -0-

Charles Leithauser               19,531      31,250         --           --          -0-         -0-          -0-

Craig Leppla                      1,406          --      1,406           --          -0-         -0-          -0-

Lisa Letteri                      8,109          --      8,109           --          -0-         -0-          -0-

C. William Liebel & Roberta       3,906       6,250         --           --          -0-         -0-          -0-
D. Liebel J/T

Chris Loeb                        3,906       6,250         --           --          -0-         -0-          -0-

Charles J. Loegering             39,063      62,500         --           --          -0-         -0-          -0-

Juan Lopera                       1,788          --      1,788           --          -0-         -0-          -0-

John Luck                         7,871      15,625         --           --          -0-         -0-          -0-

Michael R. Lyall                  5,625          --      5,625           --          -0-         -0-          -0-

Jeffrey P. Macnell & Shelly      19,531      31,250         --           --          -0-         -0-          -0-
A Macnell J/T

Stephen Mallis                    4,883       7,813         --           --          -0-         -0-          -0-


                                        BEFORE OFFERING                                    AFTER OFFERING
                                        ---------------                                    --------------
                                NUMBER      NUMBER       NUMBER                                             NUMBER
                                  OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                               SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                                COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                                STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER        (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Gregory Manocherian Tr          11,875      25,000         --           --          -0-         -0-          -0-
The Family Grandchildren
Trust

Greg Manochorian                 3,906       6,250         --           --          -0-         -0-          -0-

Jed Marcus                       3,859       9,375         --           --          -0-         -0-          -0-

Michael Marianaccio              9,766      15,625         --           --          -0-         -0-          -0-

Michael J. Marrone                 645          --         --           --          -0-         -0-          -0-

Mario Marsillo                   2,133          --      2,133           --          -0-         -0-          -0-

Richard R. Martella &            6,766      15,625         --           --          -0-         -0-          -0-
Jennifer Martella J/T/

John R. Martin & Victoria        9,766      15,625         --           --          -0-         -0-          -0-
A. Martin J/T

Anthony P. Mazzarella(7)       555,398      33,340    125,000           --      375,000         -0-          -0-

Robert A. Mccleeary              4,774      11,719         --           --          -0-         -0-          -0-

McGlynn Family Partnership       2,419          --         --           --          -0-         -0-          -0-
LP

Patricia C. McKeon                 645          --         --           --          -0-         -0-          -0-

Alan Meinershagen               19,531      31,250         --           --          -0-         -0-          -0-

Herbeart Meislich               19,531      31,250         --           --          -0-         -0-          -0-

Venugopal K. Menan               9,766      15,625         --           --          -0-         -0-          -0-

Merrill Lynch Pierce             7,691      61,531         --           --          -0-         -0-          -0-
Fenner & Smith

Jerry Messana                      406          --        406           --          -0-         -0-          -0-

Patrick H Miller Jr. & Lee      78,125     125,000         --           --          -0-         -0-          -0-
M. Miller Incorporated J/T

John E Moravec                   3,906       6,250         --           --          -0-         -0-          -0-

Andrew Morfesis & Gail          19,531      31,250         --           --          -0-         -0-          -0-
Morfesis J/T

David Morley                     3,125      25,000         --           --          -0-         -0-          -0-

Ronald Moschetta                16,876          --     16,876           --          -0-         -0-          -0-

Mulkey II Limited               39,063      62,500         --           --          -0-         -0-          -0-
Partnership

Robert Nass                      1,406          --      1,406           --          -0-         -0-          -0-

David R. Nelson & Donna I.      11,719      18,750         --           --          -0-         -0-          -0-
Nelson J/T


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Chuck Norris                 33,269      20,000         --           --          -0-         -0-          -0-

Allen Notowitz                9,531      31,250         --           --          -0-         -0-          -0-

Samuel Nussbaum              39,063      62,500         --           --          -0-         -0-          -0-

David & Robert O'Sullivan     9,766      15,625         --           --          -0-         -0-          -0-
Tr The Robert A. O'sullivan
Fam/Tr

Robert O'Sullivan            49,937          --     49,937           --          -0-         -0-          -0-

David Olson                  39,063      62,500         --           --          -0-         -0-          -0-

Orbis Pension Trustee       390,625     625,000         --           --          -0-         -0-          -0-
Limited

Fredrick J. Oswald            9,766      15,625         --           --          -0-         -0-          -0-

Allen Ozdemir                39,063      62,500         --           --          -0-         -0-          -0-

Larry H. Pallini             15,625      25,000         --           --          -0-         -0-          -0-

Richard Palmer & Lynne        9,766      15,625         --           --          -0-         -0-          -0-
Marie Palmer J/T

Peter Palmerie                2,031          --      2,031           --          -0-         -0-          -0-

Pamela Equities Corp         11,875      25,000         --           --          -0-         -0-          -0-

G.A. Partoyan                15,781      31,250         --           --          -0-         -0-          -0-

Jayakumar Patil & Pumina     78,125     125,000         --           --          -0-         -0-          -0-
Patil J/T

Carmen Pecord                 7,325      11,719         --           --          -0-         -0-          -0-

John Piccolo                 19,531      31,250         --           --          -0-         -0-          -0-

Anna M. Pocisk                9,766      15,625         --           --          -0-         -0-          -0-

P. Tony Polyviou              9,766      15,625         --           --          -0-         -0-          -0-

Barry Porter                  8,317       5,000         --           --          -0-         -0-          -0-

Robert Priddy                 9,766      15,625         --           --          -0-         -0-          -0-

Robert L. Priddy            292,969     468,750         --           --          -0-         -0-          -0-

Kenneth Puttick              33,269      20,000         --           --          -0-         -0-          -0-

Eric Rand                    18,282        --       18,282           --          -0-         -0-          -0-

Lori A. Rausch               19,531      31,250         --           --          -0-         -0-          -0-

Kurt Reichelt & Laura         9,766      15,625         --           --          -0-         -0-          -0-
Reichelt J/T

Donald R. Richardson          5,859       9,375         --           --          -0-         -0-          -0-


                                        BEFORE OFFERING                                    AFTER OFFERING
                                        ---------------                                    --------------
                                NUMBER      NUMBER       NUMBER                                             NUMBER
                                  OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                               SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                                COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                                STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER        (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

James H. Rion & Jean R .         5,859       9,375         --           --          -0-         -0-          -0-
Rion J/T

Lawrence Rooler                  9,766      15,625         --           --          -0-         -0-          -0-

Richard Rogel(5)               110,156     156,250         --           --        12,500        -0-          -0-

Keith Rosenbloom               101,671       9,375    100,499           --          -0-         -0-          -0-

Lawrence Rosenfield &            9,766      15,625         --           --          -0-         -0-          -0-
Janet Rosenfield J/T

Edward J. Rosenthal Keogh        3,226          --         --           --          -0-         -0-          -0-

Brian Ross                       4,990       3,000         --           --          -0-         -0-          -0-

Richard Ross                     4,990       3,000         --           --          -0-         -0-          -0-

Adam Ross & Lisa Falk-           7,813      12,500         --           --          -0-         -0-          -0-
Ross J/T

Rovest Partners                  3,226          --         --           --          -0-         -0-          -0-

Roybec & Co.                    29,297      46,875         --           --          -0-         -0-          -0-

Roycan & Co.                    19,531      31,250         --           --          -0-         -0-          -0-

Eric Rubenstein                 23,924      15,625     14,158           --          -0-         -0-          -0-

Douglas H. Runckel &            39,063      62,500         --           --          -0-         -0-          -0-
Evelyn Runckel J/T

Bernard Sadow                   19,531      31,250         --           --          -0-         -0-          -0-

Keyvan Saghafi                   3,906       6,250         --           --          -0-         -0-          -0-

Scott Salkind                   19,531      31,250         --           --          -0-         -0-          -0-

Darren Salzberg                    425          --        425           --          -0-         -0-          -0-

Stephanie Sanderson              1,563      12,500         --           --          -0-         -0-          -0-

Avtar Singh Sandhu               6,113      12,500         --           --          -0-         -0-          -0-

Christopher Binyon Sardfim      19,531      31,250         --           --          -0-         -0-          -0-

Michael Scalfani                   406          --        406           --          -0-         -0-          -0-

Monroe H Schenker &             13,672      21,875         --           --          -0-         -0-          -0-
Barbara P. Schenker J/T

Leonard Schiller(5)             33,281      41,250         --           --        12,500        -0-          -0-

Phillip Schiller                30,547      56,875         --           --          -0-         -0-          -0-

Suzanne Schiller                 9,766      15,625         --           --          -0-         -0-          -0-

Lance Schiller &                 1,953      15,625         --           --          -0-         -0-          -0-
Sheila Schiller J/T

Edward T. Schneider             39,063      62,500         --           --          -0-         -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Thomas E. Schneider           9,766      15,625         --           --          -0-         -0-          -0-

Thomas Schneider Trustee     39,063      62,500         --           --          -0-         -0-          -0-

John J. Schob & Jean S        9,766      15,625         --           --          -0-         -0-          -0-
Schob J/T

William Schoen & Barbara      9,766      15,625         --           --          -0-         -0-          -0-
Schoen J/T

Rodney Schorlemmer Sep       19,531      31,250         --           --          -0-         -0-          -0-
IRA

James E. Schriber & Jayne     3,183       7,813         --           --          -0-         -0-          -0-
Schriber J/T

Charles F.A. Schroeder IRA   15,625      25,000         --           --          -0-         -0-          -0-
Bear Stearns Sec Corp Cust

Gary D Schultz & Barbara A   30,063      62,500         --           --          -0-         -0-          -0-
Schultz J/T

Douglas Schwarzwaelder        9,766      15,625         --           --          -0-         -0-          -0-

Sandesh Seth                  2,500        --         2,500          --          -0-         -0-          -0-

Angelo M. Sferazza            7,051      11,281         --           --          -0-         -0-          -0-

Charles Sheaff IRA Bear       9,766      15,625         --           --          -0-         -0-          -0-
Stearns Sec Corp Cust

Fred B Sheats c/o Agee       12,531      31,250         --           --          -0-         -0-          -0-
Fisher LLC

Jay Shrager & Carole         19,531      31,250         --           --          -0-         -0-          -0-
Shrager J/T

Sigler & Co.                 29,297      46,875         --           --          -0-         -0-          -0-

Michael Singer               23,438      62,500         --           --          -0-         -0-          -0-

Jaswant Singh & Debra         3,906       6,250         --           --          -0-         -0-          -0-
Pannu J/T

Stephen Skoly, Jr             4,883       7,813         --           --          -0-         -0-          -0-

Mitchell J. Sleeper          19,531      31,250         --           --          -0-         -0-          -0-

George L. Smith              39,063      62,500         --           --          -0-         -0-          -0-

Thomas C. Smith & Liz        10,156      31,250         --           --          -0-         -0-          -0-
Smith J/T

Lawrence H. Smith & Toni     13,281      31,250         --           --          -0-         -0-          -0-
Smith J/T

Michael Smooke                8,317       5,000         --           --          -0-         -0-          -0-

Peter Sola                    5,859      15,625         --           --          -0-         -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Fred Sommer                   1,828          --        1,828          --          -0-         -0-          -0-

Lee H. Spence                 4,883        7,813          --          --          -0-         -0-          -0-

David Stein                   2,397          --        2,397          --          -0-         -0-          -0-

David Stellway                9,766       15,625          --          --          -0-         -0-          -0-

Theodore Stern & Elizabeth   78,125      125,000          --          --          -0-         -0-          -0-
S Stern J/T

David Stollwerk & Ida         9,766       15,625          --          --          -0-         -0-          -0-
Stollwerk J/T

Joel A. Stone                39,063       62,500          --          --          -0-         -0-          -0-

Louis Sudler                 19,531       31,250          --          --          -0-         -0-          -0-

William G. Sybesma           19,531       31,250          --          --          -0-         -0-          -0-

Inder Tallur                 21,875           --      21,875          --          -0-         -0-          -0-

Rick Glenn Tachibana          8,066       15,625          --          --          -0-         -0-          -0-

Milton A. Teplin              7,531       31,250          --          --          -0-         -0-          -0-

George L. Thompson            9,766       15,625          --          --          -0-         -0-          -0-

Walter F. Toumbs             24,063       62,500          --          --          -0-         -0-          -0-

George Tsamutalis             2,192           --       2,192          --          -0-         -0-          -0-

Vladik Vainberg               2,417           --       2,417          --          -0-         -0-          -0-

Syd Verbin Tr Syd Verbin      3,906        6,250          --          --          -0-         -0-          -0-
Trust

Brad Van Siclen               1,250           --       1,250          --          -0-         -0-          -0-

Angelo Vivolo                19,531       31,250          --          --          -0-         -0-          -0-

Kevin J. Voigt & Cindy G.     9,766       15,625          --          --          -0-         -0-          -0-
Voigt J/T

Byron Voight & Jacelyn K.    19,531       31,250          --          --          -0-         -0-          -0-
Voight J/T

Michael Volpe                 3,437           --       3,437          --          -0-         -0-          -0-

Warren Voss & Doris C.        5,859        9,375          --          --          -0-         -0-          -0-
Voss J/T

James Walker                  1,250           --       1,250          --          -0-         -0-          -0-

Erich Weidenbewer             5,859        9,375          --          --          -0-         -0-          -0-

The Wertheimer Partnership   12,531       31,250          --          --          -0-         -0-          -0-

Joyce N. Westmoreland        19,531       31,250          --          --          -0-         -0-          -0-

Edward L. Wilson Jr.         12,531       31,250          --          --          -0-         -0-          -0-


                                     BEFORE OFFERING                                    AFTER OFFERING
                                     ---------------                                    --------------
                             NUMBER      NUMBER       NUMBER                                             NUMBER
                               OF       OF INITIAL       OF                     NUMBER       NUMBER         OF
                            SHARES OF     AND       PLACEMENT    SECURITIES   OF SHARES   OF INITIAL   PLACEMENT
                             COMMON     INVESTOR    AGENT AND      BEING         OF          AND       AGENTS AND
                             STOCK      WARRANTS    ADDITIONAL    OFFERED      COMMON      INVESTOR    ADDITIONAL
NAME OF BENEFICIAL OWNER     (1)(2)       (3)        WARRANTS       (4)         STOCK      WARRANTS     WARRANTS

Charles L. Wisseman III       9,766      15,625         --           --          -0-         -0-          -0-

Charles L. Wisseman III       3,151      25,209         --           --          -0-         -0-          -0-
FBO Zev Wolfson IRA
Rollover

W.O.W. Associates Limited     5,806          --         --           --          -0-         -0-          -0-
Partnership

David Wynn                      406          --        406           --          -0-         -0-          -0-

Joseph P. Wynne              11,250          --     11,250           --          -0-         -0-          -0-

WPLS Investments LLC         39,063      62,500         --           --          -0-         -0-          -0-

John H. Zale                  9,766      15,625         --           --          -0-         -0-          -0-

Kenneth J. Zises             39,063      62,500         --           --          -0-         -0-          -0-


(1) Except as otherwise indicated, such beneficial ownership assumes the exercise of all Warrants and the conversion of the Convertible Preferred Stock.

(2) All fractional shares upon conversion of the Convertible Preferred Stock and exercise of the Initial Warrants and the Investor Warrants have been rounded up to the next whole share.

(3) As a result of the 1 for 8 reverse stock split of the Company's Common Stock, effective February 12, 1998, the Initial Warrants and Investor Warrants were adjusted such that each Initial Warrant and each Investor Warrant is exercisable for .125 share of Common Stock at the exercise price of $3.20 per share (i.e., 8 Initial Warrants or 8 Investor Warrants are exercisable for one share of Common Stock at the exercise price of $3.20 per share).

(4) All Securities listed in this table will be offered unless otherwise indicated.

(5)    Messrs. Blue, Geller, Rogel and Schiller are directors of the Company.

(6) Commonwealth Associates acted as placement agent in connection with the issuance of the Convertible Preferred Stock and the Initial Warrants.

(7) Mr. Mazzarella is the Executive Vice President, Secretary/Treasurer, Chief Financial Officer and a director of the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

        Generally, under Rule 144, each person holding restricted securities of a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares equal to no more than the greater of 1% of the Company's then outstanding Common Stock or the average weekly trading volume for the four weeks prior to the proposed sale. This limitation on the amount of shares which may be sold under the Rule 144 does not apply to restricted securities sold for the account of a person who is not or has not been an affiliate of the Company during the three months prior to the sale and who has beneficially owned the restricted securities for at least two years. Any sales of restricted securities must be in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The public sale of restricted securities pursuant to Rule 144, an effective registration statement, or otherwise, may have an adverse affect on the market price of the Common Stock.

        Of the approximately 17,546,759 shares of Common Stock estimated to be outstanding (on a fully diluted basis including shares issuable upon the exercise of outstanding Warrants and upon conversion of the Convertible Preferred Stock), approximately 10,036,697 shares (including for this purpose an estimated 3,469,500 shares of Common Stock issuable upon the exercise of the Warrants and 6,250,005 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock) will have been registered under the Securities Act and/or otherwise freely tradeable, subject to the lock-up agreement among the investors in the December 1997 private placement and Commonwealth Associates, the placement agent (the "Shareholders Lock-up Agreement"), and approximately 2,064,758 shares are saleable subject to compliance with the requirement of Rule 144 except for the holding period. Approximately 5,445,304 shares of Common Stock will be tradeable, subject to the one-year holding period restrictions under, and compliance with the other requirements of Rule 144 discussed above. The Shareholders Lock-up Agreement provides that, notwithstanding any registration statement covering the resale of the Convertible Preferred Stock, Initial Warrants and the Common Stock underlying the Convertible Preferred Stock and the Initial Warrants, the investors are prohibited from selling their Initial Warrants or their Common Stock underlying the Convertible Preferred Stock and the Initial Warrants until December 19, 1998. However, Commonwealth Associates may consent to the release of the foregoing transfer restrictions at any time after July 19, 1998 for all, but not less than all, of the investors. In addition, Messrs. Cromer, Pickering, Richard Rosenblatt and Martin Rosenblatt, holding in the aggregate 4,669,167 shares of Common Stock, have entered into lock-up agreements with Commonwealth Associates, which provide that, absent the consent of Commonwealth Associates, they will be prohibited from selling their Common Stock until December 19, 1998.


                                  LEGAL MATTERS

        The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Loeb & Loeb LLP, Los Angeles, California.


                                     EXPERTS

      The financial statements of the Company at December 31, 1997 and for the years ended December 31, 1997 and 1996, included in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon authority of said firm as experts in giving said reports.


                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On December 10, 1996, the Company engaged Arthur Andersen, LLP as its independent public accountants. The Company had no disagreements with its prior independent auditor, Crouch, Bierwolf & Chisholm. See the Company's Report on Form 8-K filed with the Commission on June 20, 1997.

                             ADDITIONAL INFORMATION

        The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement ("Registration Statement"), together with exhibits thereto, under the Securities Act with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information set forth in the Registration Statement in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to such Registration Statement and such exhibits filed as a part thereof. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W., Judiciary Plaza, Washington, D.C. 20549, the Commission's Regional Offices located at the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the Commission's principal office upon payment of the fees prescribed by the Commission.

                          IMALL, INC. AND SUBSIDIARIES

                   Index to Consolidated Financial Statements

                                                                                             Page
                                                                                             Number
AUDITED CONSOLIDATED FINANCIAL STATEMENTS AS OF
DECEMBER 31, 1997 AND FOR THE YEARS ENDED
DECEMBER 31, 1997 AND 1996
Report of Independent Public Accountants -
  Arthur Andersen LLP.........................................................................F-2

Consolidated Balance Sheet -
  December 31, 1997 ..........................................................................F-3

Consolidated Statements of Operations -
  Years Ended December 31, 1997 and 1996......................................................F-5

Consolidated Statements of Stockholders' Equity -
  Years Ended December 31, 1997 and 1996......................................................F-6

Consolidated Statements of Cash Flows -
  Years Ended December 31, 1997 and 1996......................................................F-7

Notes to Consolidated Financial Statements...................................................F-10

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF
MARCH 31, 1998 AND FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

Condensed Consolidated Balance Sheets -
  March 31, 1998 and December 31, 1997.......................................................F-20

Condensed Consolidated Statements of Operations -
  Three Months Ended March 31, 1998 and 1997.................................................F-21

Condensed Consolidated Statements of Cash Flows -
  Three Months Ended March 31, 1998 and 1997.................................................F-22

Notes to Condensed Consolidated Financial Statements.........................................F-23


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the stockholders of iMALL, Inc.:

We have audited the accompanying consolidated balance sheet of iMALL, Inc., a Nevada corporation, and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iMALL, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.




                                                             ARTHUR ANDERSEN LLP



Los Angeles, California
March 25, 1998
                          iMALL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1997


                                     ASSETS


                                                         1997
                                                     ------------

CURRENT ASSETS:
  Cash and cash equivalents                           $ 5,536,978
  Short-term investments                               10,000,600
  Accounts receivable, net of allowance for
    doubtful accounts of $ 60,000                         137,690
  Inventory                                               144,945
  Prepaid expenses                                         69,220
  Income tax receivable                                   166,231
  Other current assets                                    109,105
                                                      -----------
          Total current assets                         16,164,769
                                                      -----------
PROPERTY AND EQUIPMENT:
  Computer equipment and software                         600,726
  Office equipment                                        236,179
  Furniture and fixtures                                  142,977
  Leased office equipment                                 111,490
  Leasehold improvements                                   55,381
                                                      -----------
                                                        1,146,753
  Less accumulated depreciation
    and amortization                                     (536,276)
                                                      -----------
          Net property and equipment                      610,477
                                                      -----------
OTHER ASSETS:
  Intangibles, net of accumulated amortization
    of $252,948                                           259,015
  Deposits                                                 21,411
                                                      -----------
                                                          280,426
                                                      -----------
                                                      $17,055,672
                                                      ===========

                     The accompanying notes are an integral
                    part of this consolidated balance sheet.

                          iMALL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                             AS OF DECEMBER 31, 1997


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                1997
                                                            ------------
CURRENT LIABILITIES:
  Accounts payable                                           $ 1,060,799
  Accrued expenses                                               553,837
  Deferred revenues                                              392,778
  Notes payable to related parties                               662,420
  Current portion of capitalized lease obligations                20,835
                                                             -----------
          Total current liabilities                            2,690,669
                                                             -----------

CAPITALIZED LEASE OBLIGATIONS, net of current portion             10,788
                                                             -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, at liquidation value of $4 per
    share; 10,000,000 shares authorized, 5,000,000
    shares issued and outstanding                             19,355,788
  Common stock, par value $.008; 37,500,000 shares
    authorized, 7,651,810 shares issued and outstanding           62,114
  Retained deficit                                            (4,658,687)
  Less common stock held in treasury, at cost                   (405,000)
                                                             -----------
          Total stockholders' equity                          14,354,215
                                                             -----------
                                                             $17,055,672
                                                             ===========

                   The accompanying notes are an integral part
                      of this consolidated balance sheet.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                      1997                       1996
                                                  ------------               ------------
NET REVENUES                                       $16,776,661                $16,046,933

COST OF REVENUES                                     5,026,265                  5,464,443
                                                   -----------                -----------

          Gross profit                              11,750,396                 10,582,490
                                                   -----------                -----------

SELLING EXPENSES                                     8,790,739                  3,129,012

GENERAL AND ADMINISTRATIVE EXPENSES                  7,742,165                  7,480,688
                                                   -----------                -----------

          Loss from operations                      (4,782,508)                   (27,210)
                                                   -----------                -----------

OTHER INCOME:
  Other income                                         139,729                    133,308
  Interest expense, net                                (76,741)                    (3,352)
                                                   -----------                -----------

          Net other income                              62,988                    129,956
                                                   -----------                -----------
         (Loss) income before provision for
           income taxes                             (4,719,520)                   102,746

BENEFIT (PROVISION) FOR INCOME TAXES                    16,546                    (37,928)
                                                   -----------                -----------
NET (LOSS) INCOME                                  $(4,702,974)               $    64,818
                                                   ===========                ===========
NET (LOSS) INCOME PER COMMON SHARE
 - BASIC AND DILUTED                               $      (.64)               $       .01
                                                   ===========                ===========
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING           7,526,967                  7,252,584
                                                   ===========                ===========

                     The accompanying notes are an integral
                     part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                                                      Additional                       Retained
                                   Common Stock         Preferred        Stock         Paid-in        Treasury         Earnings
                              Shares         Amount      Shares          Amount        Capital          Shares         (Deficit)
                            ----------      -------     ---------     -----------     -----------      ---------      -----------
Balance,
  December 31, 1995              1,743     $      14           --     $        --     $   264,798      $       --     $    (20,531)

Adjustments due to
  fractional shares
  in stock split                   175            --           --              --              --              --               --
Reverse acquisition
  for accounting
  purposes of Madison,
  York & Associates,
  Inc                        4,804,960        38,440           --              --         (40,786)             --               --
Shares issued for
  acquisition of Cabot,
  Richards & Reed, Inc.      1,400,000        11,200           --              --        (131,216)             --               --
Shares issued for
  acquisition of
  R&R Advertising, Inc.        600,000         4,800           --              --         283,000              --               --
Shares issued for
  services                     351,125         2,809           --              --          59,550              --               --
Shares issued for
  acquisition of
  Physicomp, Inc.
  (EmaNate, Inc.)              200,000         1,600           --              --         158,400             --               --
Shares issued for
  acquisition of
  Interactive
  Marketing
  Group, Inc.                   52,563           421           --              --          41,629             --               --
Distribution of
  S-Corporation
  earnings to
  stockholders                      --            --           --              --         (25,000)            --               --
Net income                          --            --                                           --             --           64,818
                            ----------       -------    ---------     -----------     -----------      ---------      -----------
Balance,
  December 31, 1996          7,410,566        59,284           --              --         610,375             --           44,287

Common shares issued
  in private placements        316,923         2,535           --              --       1,027,465             --               --
Common shares issued
  for services                  36,821           295           --              --         165,400             --               --
Preferred shares issued
  in private placement,
  net of issuance costs             --            --    4,893,750      18,930,788      (1,803,240)            --               --
Preferred shares issued
  in private placement
  to retire debt                    --            --      106,250         425,000              --             --               --
Treasury shares
  repurchased                 (112,500)           --           --              --              --       (405,000)              --
Net loss                            --            --           --              --              --             --       (4,702,974)
                            ----------       -------    ---------     -----------     -----------      ---------      -----------
Balance,
  December 31, 1997          7,651,810       $62,114    5,000,000     $19,355,788     $        --      $(405,000)     $(4,658,687)
                            ==========       =======    =========     ===========     ===========      =========      ===========

                     The accompanying notes are an integral
                     part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                       1997             1996
                                                   -----------      -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                $(4,702,974)      $   64,818
  Adjustments to reconcile net (loss) income
    to net cash (used in) provided by
    operating activities:
    Depreciation and amortization                      496,197          306,480
    Noncash expense related to issuance of
      shares of common stock for services              361,441           62,359
    Loss on disposal of property and equipment           1,237            8,662
    Loss on disposal of obsolete inventory              69,810           11,573
    Provision for doubtful accounts                    285,303           80,315
 Change in assets and liabilities
    Accounts receivable                               (257,955)           5,292
    Income tax receivable                              110,709         (276,940)
    Inventory                                         (159,478)          24,013
    Prepaid expenses                                    60,738           30,904
    Other current assets                                82,895            8,000
    Deferred income tax asset                          163,715         (163,715)
    Deposits                                             1,415              500
    Accounts payable                                   393,373          371,799
    Accrued expenses                                   (38,409)         261,717
    Income tax payable                                      --           41,068
    Deferred revenues                                   56,603          311,003
                                                   -----------       ----------
          Net cash (used in) provided by
            operating activities                   $(3,075,380)      $1,147,848
                                                   -----------       ----------


                     The accompanying notes are an integral
                     part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                  1997                     1996
                                              ------------              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash received through acquisitions          $         --              $   110,350
  Purchase of short-term investments           (10,000,600)                      --
  Purchase of property and equipment              (110,328)                (860,639)
  Proceeds from sale of equipment                       --                    6,304
  Increase in intangibles                          (44,932)                      --
  Increase in notes receivable                          --                 (250,000)
  Principal payments received on notes
    receivable from related parties                 85,521                  (85,521)
                                              ------------              -----------
          Net cash used in investing
            activities                         (10,070,339)              (1,079,506)
                                              ------------              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distribution of S Corporation retained
    earnings                                            --                  (25,000)
  Proceeds from issuance of shares of
    common stock                                 1,030,000                       --
  Proceeds from issuance of shares of
    preferred stock                             17,552,549
  Purchase of treasury stock                      (405,000)
  Borrowings from related parties                1,552,420                       --
  Principal payments on notes payable to
    related parties                             (1,035,082)                 (18,000)
  Principal payments on capitalized lease
    obligations                                    (39,954)                 (26,774)
  Principal payments on notes payable              (12,500)                      --
                                              ------------              -----------
          Net cash provided by (used in)
            financing activities                18,642,433                  (69,774)
                                              ------------              -----------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                      5,496,714                   (1,432)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR        40,264                   41,696
                                              ------------              -----------
CASH AND CASH EQUIVALENTS, END OF YEAR        $  5,536,978              $    40,264
                                              ============              ===========


                     The accompanying notes are an integral
                     part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                    $ 74,886     $ 11,467
  Cash paid for income taxes                $ 37,479     $437,516

SUPPLEMENTAL DISCLOSURE OF NONCASH
  FINANCING TRANSACTIONS:
    Conversion of bridge loans to
     preferred stock                        $425,000     $     --


During 1996, the Company exchanged capital stock for all issued and outstanding capital stock of Cabot, Richards & Reed, Inc. ("Cabot), R&R Advertising, Inc. ("R&R"), Physicomp, Inc. ("Physicomp"), and Interactive Marketing Group, Inc. ("IMG") (see Note 7). In conjunction with these acquisitions, the assets and liabilities acquired and assumed were as follows:

                        Physicomp         R&R           Cabot          IMG
                        ---------      ---------      ---------      --------
Fair value of non-cash
  assets acquired       $ 159,323      $ 304,198      $ 280,196      $ 58,766
Cash acquired              31,963        115,863        (40,170)        2,694
Liabilities assumed      (255,793)      (132,261)      (360,042)           --
Goodwill                  224,507             --             --       (19,410)
                        ---------      ---------      ---------      --------
Equity recorded         $ 160,000      $ 287,800      $(120,016)     $ 42,050
                        =========      =========      =========      ========


                     The accompanying notes are an integral
                     part of these consolidated statements.

                          iMALL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997



(1)  ORGANIZATION AND NATURE OF OPERATIONS

The consolidated financial statements presented are those of iMALL, Inc. (a Nevada corporation) and its wholly owned subsidiaries (collectively, the "Company"). On January 16, 1996, iMALL, Inc., which had been the surviving company in a change of domicile merger with Natures Gift, Inc. (an inactive corporation) on January 8, 1996, engaged in a share exchange with Madison, York & Associates, Inc. ("Madison"). The share exchange with Madison, a Utah corporation, was accounted for as a reverse acquisition.

The Company's primary businesses are operating an electronic shopping mall on the internet known as the "iMALL" and providing internet training to businesses and individuals. The Company's headquarters are located in Studio City, California with additional offices in Provo, Utah. The training is conducted at sites across the United States.

(2)  SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of iMALL, Inc., iMALL Services, Inc., iMALL Consulting, Inc., R&R, Cabot, EmaNate and IMG. All material intercompany transactions and accounts have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of less than three months to be cash equivalents. The carrying value of cash equivalents approximates fair value. The Company invests in highly qualified financial institutions. At times, such investments may be in excess of insured limits. At December 31, 1997, approximately $491,000 of cash was held as reserves for credit card transactions. The holders released approximately $425,000 subsequent to year-end and the remaining balance is expected to be received in the first half of 1998.

Short-term Investments

Short-term investments have an original maturity of three months or more and a remaining maturity of less than one year. These investments are stated at cost as it is the intent of the Company to hold these securities until maturity. The funds invested are diversified in high grade commercial paper.

Inventory

Inventory consists of training literature, which are materials used in conjunction with workshop presentations and home study courses. Inventory is stated at the lower of cost (using the first-in, first-out method) or market value.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives of fixed assets are as follows:

         Caption                             Useful Life
         -------                             -----------
         Computer equipment and software       3 years
         Office Equipment                      3 years
         Leased office equipment               5 years
         Furniture and fixtures                7 years
         Leasehold improvements                lesser of 10 years or
                                                the life of the lease

Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred.

Intangibles

Organization costs have been capitalized and are being amortized over a five-year period.

The Company capitalizes internally developed software in accordance with SFAS No. 86 and is amortizing the amounts over a two-year period. In March 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires adoption of its provisions for fiscal years beginning after December 15, 1998. The provisions require the capitalization of certain costs related to the development of software for internal use. The Company does not believe the effect of adoption will be material.

Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, is stated at cost and is amortized on a straight-line basis over five years. Amortization of $51,987 and $27,214 was charged to expense for the years ended December 31, 1997 and 1996, respectively.

Impairment of Long-Lived Assets

Under the provisions of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time, such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are sufficient to recover the carrying value of such assets.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior year balances have been reclassified to conform with the current year's presentation.

Recognition of Revenues

The Company generates revenue from its training and internet commerce businesses. The major sources of revenue and the timing of revenue recognition are set forth below:

       Internet training workshop revenues - The Company presents training workshops to businesses and individuals introducing them to the Internet and the iMALL, a shopping mall on the Internet. The attendees pay a fee for the workshop in advance. Recognition of revenue occurs at the completion of the workshop. Any cash received in advance of the completion of the workshop is accounted for as deferred revenue.

       Home study revenues - The Company offers home study courses on the same material discussed in its Internet workshops. The customer pays the home study fee before receiving the materials. Recognition of the revenue occurs when an order is shipped.

       Maintenance fee revenues - The Company maintains web sites on an annual basis for customers for a fee. The fee may be prepaid in full or paid monthly by the customer. Recognition of revenue occurs as payments are received if the fee is collected monthly. Revenue is recognized on a straight-line basis over 12 months if the annual fee is prepaid. Cash received but not yet recognized under maintenance agreements totaled $392,778 as of December 31, 1997 and is included in deferred revenues in the accompanying consolidated balance sheet.

       Web site design revenues - The Company designs and upgrades web sites for customers. The customer is provided with bids on the design and approves the design prior to the Company beginning the work. Recognition of the revenue occurs when the design work is completed.

       Commissions from sales on the iMALL - The Company participates in the commerce generated by the businesses on the iMALL. A percentage of certain revenue generated is recognized as commissions when the sale is made to the buyer. In 1997, this revenue represented less than one percent of the Company's total revenues.

       Advertising revenues - Advertising revenues on banner contracts are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in pages viewed by users of the Company's online properties. The Company defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. For 1997, this revenue represented less than one percent of the Company's total revenues.

(3)  CAPITALIZED LEASE OBLIGATIONS

Certain equipment is leased under capitalized lease obligations. The following is a summary of assets held under capital lease agreements as of December 31, 1997:

  Equipment                                                   $111,490
    Less accumulated amortization                              (61,734)
                                                              --------
                                                              $ 49,756
                                                              ========


The following is a schedule of future minimum lease payments under capitalized lease obligations together with the present value of the minimum lease payments at December 31, 1997:

Years Ending December 31,

       1998                                   $ 23,115
       1999                                     11,224
                                              --------
Total minimum lease payments                    34,339
  Less amount representing interest             (2,716)
                                              --------
Present value of minimum lease payments         31,623
  Less current portion                         (20,835)
                                              --------
                                              $ 10,788
                                              ========

(4)  NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties at December 31, 1997 represented $662,420 of various demand notes to shareholders, bearing interest from 10 to 12 percent. All of these notes were repaid in January and February 1998.

(5)  COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain facilities used in its operations. The approximate aggregate commitments under noncancellable operating leases in effect at December 31, 1997 were as follows:

Year ending December 31,
        1998                            $181,000
        1999                              79,000
        2000                              79,000
                                        --------
                                        $339,000
                                        ========

The Company incurred rent expense of approximately $393,000 and $301,000 in connection with operating leases during 1997 and 1996, respectively.

Employment Agreements

The Company has various employment agreements with officers, some of which include bonuses, stock options, and participation in the net profit of the Company.

Legal Matters

The Company is a defendant in various lawsuits which are incidental to the Company's business. Management, after consultation with legal counsel, is of the opinion that liabilities, if any, resulting from these matters will not have a material effect on the Company's results of operations or financial position except for a lawsuit with a probable loss of $25,000. The probable loss has been included in accrued expenses in the accompanying consolidated balance sheet.

Strategic Alliances

The Company is a participant in several strategic alliances. To date, none of these alliances have required any significant capital or cash expenditures by the Company with the exception of the Company's alliance with National Media Corporation and its affiliate Positive Response Television (collectively, "PRTV"). In connection with this alliance, the Company is required to reimburse PRTV for certain media costs. As of December 31, 1997, PRTV had expended $38,667 in reimbursable media costs. This reimbursable amount is included in cost of revenues in the accompanying consolidated income statement.

(6)  INCOME TAXES

The benefit for income taxes consists of the following:

                                     Period Ended December 31,
                                       1997             1996
                                    ---------        ---------
Current (Benefit) Provision:
  Federal                           $(151,419)       $ 160,575
  State                               (28,842)          41,068
                                    ---------        ---------
                                     (180,261)         201,643
                                    ---------        ---------
Deferred Provision (Benefit):
  Federal                             132,610         (132,610)
  State                                31,105          (31,105)
                                    ---------        ---------
                                      163,715         (163,715)
                                    ---------        ---------
(Benefit) provision for income
  taxes                             $ (16,546)       $  37,928
                                    =========        =========

The differences between the effective income tax rate and the Federal statutory income tax rate consist of the following:

                                                   Period Ended December 31,
                                                     1997            1996
                                                 -----------        --------

Provision at the federal statutory
  rate of 34 percent                             $(1,604,637)       $ 34,933
State income taxes, net of federal benefit          (283,171)          5,425
Nondeductible items for tax purposes                      --          13,218
Change in valuation allowance                      1,871,262          (6,980)
Other                                                     --          (8,668)
                                                 -----------        --------
      Total (benefit) provision for income
         taxes                                   $   (16,546)       $ 37,928
                                                 ===========        ========

At December 31, 1997, the Company has net operating loss carryforwards of approximately $4,000,000 available to reduce future taxable income. All deferred tax assets, primarily related to net operating loss carryforwards and deferred revenue, have all been reserved for through use of a valuation reserve.

(7)  CAPITAL STOCK

Stock Transactions

On January 8, 1996, the Company effected a reverse split of 1 for 19 shares. On May 22, 1996, the Company effected a stock split of 4 for 1. On February 12, 1998 the Company effected a reverse split of 1 for 8 shares. All share and per share amounts have been retroactively restated to reflect the stock splits.
In 1996, the Company increased its authorized common stock to 37,500,000 shares with a par value of $.008.

In January 1996, the Company issued 600,000 common shares to R&R Advertising (R&R) for all of its outstanding stock. R&R's net book value of $287,800 was recorded as the value of the acquisition. On January 16, 1996, 1,400,000 common shares were issued for all of Cabot, Richards & Reed, Inc.'s (Cabot) outstanding stock. On January 16, 1996, 4,804,960 shares were issued to Madison (See Note 1) for all of its outstanding stock. The net book value of Madison of $244,281 was recorded as the value of this acquisition (reverse merger). The Company issued 350,000 shares to an investment banking firm for services valued at $28,000 which were rendered in connection with the transaction. R&R and Cabot were in the training, advertising and Internet businesses.

In April 1996, the Company acquired EmaNate, a company specializing in information systems, Internet consulting and front-page creations for web sites on the Internet, in a business combination accounted for as a purchase. The results of operations of EmaNate are included in the accompanying financial statements since the date of acquisition. The Company issued 200,000 shares of common stock for all of the outstanding stock of EmaNate. The acquisition resulted in goodwill of $224,507. The Company is amortizing the resulting goodwill over a five-year period.

In March 1996, the Company acquired Interactive Marketing Group, Inc. ("IMG"), a company specializing in yellow-page advertising on the Internet, in a business combination accounted for as a purchase. The results of operations of IMG are included in the accompanying financial statements since the date of acquisition. The Company issued 204,350 shares of common stock (of which 151,788 shares are being held in escrow contingent on specified events occurring in the future) for all of the outstanding stock of IMG. In December 1996, the Company canceled the 151,788 shares held in escrow as the specified events did not occur.

In August 1997, the Company issued 36,821 unregistered shares of common stock to individuals who provided speaking services to the Company in 1997. The Company recorded compensation expense of $165,695 related to this stock issuance.

In October 1997, the Company completed the issuance of common stock to qualified investors in a private placement. At December 31, 1997, 316,923 shares were issued at a price per share of $3.25. The Company received net proceeds of $1,030,000. In December 1997, the Company also issued these investors 205,990 warrants with the same terms as the warrants in the private placement of Preferred Stock discussed below. The common shares and warrants issued are not registered.

In October 1997, the Company purchased 112,500 shares of common stock from certain shareholders at a price of $3.60 per share.

In November 1997, the Company received $500,000 in financing from four individuals in the form of notes bearing 10 percent interest. The notes were convertible into 9 percent Convertible Preferred A Shares (Preferred Stock) in increments of $25,000. In December 1997, $425,000 of principal was converted into 106,250 shares of preferred stock and warrants under the terms of the private placement discussed below. The remaining balance of the notes and interest was paid in cash in December 1997.

In December 1997, the Company completed the issuance of Preferred Stock and warrants to purchase common stock to qualified investors in a private placement. At December 31, 1997, 5,000,000 shares of preferred stock were issued at a price per share of $4 and a total of 12,755,990 warrants were issued. The Company received net proceeds (after deducting issuance costs) of $17,552,548. Each share of preferred stock has a liquidation value of $4 and earns 9 percent cumulative dividends, payable semi-annually in cash or preferred shares at the discretion of management, and can be converted at any time into 1.25 shares of common stock. Each warrant may be exercised for .125 common shares, subject to certain anti-dilution provisions, at a price of $3.20 per share, beginning December 19, 1998 and extending for a period of four years. All investors in the private placement agreed to a one-year lock-up of the preferred shares, the warrants, and the common shares issuable upon the conversion of preferred shares or exercise of the warrants. Preferred and common shares vote as one class, and each preferred share is entitled to 1.25 votes while each common share is entitled to one vote. The common shares, preferred shares, and warrants issued in this offering were not registered. The Company is required to use best efforts to register the warrants and all common shares issuable upon the conversion of the preferred shares or exercise of warrants within seven months of the final closing date of December 19, 1997.

As additional compensation for completion of the private placement, the Company issued 1,500,000 warrants to the placement agent and 375,000 warrants to their financial advisors. Each warrant may be exercised for one common share, subject to certain anti-dilution provisions, at a price of $3.20 per share from December 15, 1997 to December 5, 2002.




In December 1997, the Company agreed to issue 61,555 shares of common stock to individuals who provided speaking services to the Company in 1997. The Company recorded compensation expense of $195,746 and an accrued expense related to these agreements.

(8)      STOCK OPTIONS

The Company has granted incentive stock options and nonqualified stock options to officers, directors and key employees under a stock compensation plan at prices not less than fair market value on the date of grant. The incentive and nonqualified stock options become exercisable between one and four years from the grant date. The incentive stock options have a maximum term of ten years from the date of grant, or five years if the employee is a ten-percent stockholder. The nonqualified stock options have a maximum term of ten years and one day from the date of grant.

A summary of the status of the Company's stock option plan and changes in outstanding options is presented below:

                                           Weighted-
                            Shares           Average
                             Under          Exercise
                            Option             Price
Options outstanding at
  December 31, 1996               --       $  --
Options granted              954,970        4.81
Options exercised                 --          --
Options canceled                  --          --
                             -------
Options outstanding at
  December 31, 1997          954,970       $4.81
                             =======
Options exercisable at
  December 31, 1997          153,014       $4.22
                             =======

The following table summarizes information about stock options outstanding at December 31, 1997:

                            Weighted-
                  Number      Average            Number
Exercise     Outstanding    Remaining       Exercisable
   Price     at 12/31/97        Life        at 12/31/97
--------     -----------   ---------        -----------
$4.00            375,000          10            125,000
$5.20            482,765           5             28,014
$6.00             97,205           5                 --
                 -------                        -------
                 954,970                        153,014

In accordance with the terms of APB No. 25, the Company records no compensation expense for its stock option awards. As required by SFAS No. 123, the Company provides the following disclosure of hypothetical values for these awards. The weighted-average grant-date fair value of options granted during 1997 was estimated to be $3.44. The value was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1997: risk-free interest rate of 5.79 percent; expected life of 3.5 years; expected volatility of 134 percent; and no expected dividends. Had compensation expense been recorded based on these hypothetical values, the Company's net loss for December 31, 1997 would have been $5,208,696 or $.69 per share. Because options vest over several years and additional option grants are expected, the effects of these hypothetical calculations are not likely to be representative of similar future calculations.

There are no shares available for future grants of stock options.

RELATED-PARTY TRANSACTIONS

The Company pays certain related parties for advertising, rent and computer graphic design. Sierra Advertising received $1,794,237 in 1997 and $2,116,607 in 1996 for advertising expenses, all of which is distributed directly for advertising costs, and is owned by officers of the Company. The purpose for the existence of Sierra Advertising is to pass through certain costs of advertising at reduced rates. The Company believes that funds paid to Sierra Advertising are used by Sierra Advertising for the purchase of air time for advertising.

The share exchanges described in footnote 7, involved certain executive officers of the Company.

The Company's offices located in Provo, Utah are leased from RDR Properties for $12,108 per month, which lease expires in March 1999. Two officers/directors each own 33.33 percent of RDR Properties.

The Company retained Geller & Friend Capital Partners, Inc. ("Geller & Friend"), a merchant banking firm, in August 1997 to assist in arranging equity financing. Geller & Friend earned a fee of $150,000 and was granted 375,000 warrants in connection with its role in the private placement completed in December 1997. Of the $150,000 fee, Geller & Friend was paid $50,000 in 1997, and will be paid the remaining $100,000 in equal quarterly installments during 1998. Marshall Geller, chairman and chief executive officer of Geller & Friend, became a director of the Company in January 1998. Also in January 1998, the Company employed Anthony Mazzarella, formerly managing director of Geller & Friend, as its Executive Vice President and Chief Financial Officer. Mr. Mazzarella is also a director of the Company.

 (10)    EARNINGS PER SHARE

Earnings per share amounts have been reflected in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." Earnings per share are computed as follows:

                                           1997              1996
                                       -----------        ----------
  Net (loss) income                    $(4,702,974)       $   64,818
  Add preferred stock dividends            (96,067)               --
                                       -----------        ----------
Net (loss) income available for
 common stock                          $(4,799,041)       $   64,818
                                       ===========        ==========
Weighted-average common stock
 outstanding                             7,526,967         7,252,584
                                       ===========        ==========

Basic and diluted loss per share       $      (.64)       $      .01
                                       ===========        ==========

The earnings per share computation for 1997 excludes 954,970 shares for stock options/compensation plans, 6.25 million shares for convertible securities, and warrants convertible into 3.5 million shares of common stock because their effect would have been antidilutive. There were no common stock equivalents in existence during 1996.

                          IMALL, INC. AND SUBSIDIARIES

                      Condensed Consolidated Balance Sheet


                                                                          March 31,        December 31,
                                                                            1998               1997
                                                                        ------------       ------------
                                    ASSETS                               (Unaudited)
Current Assets:

     Cash and cash equivalents                                           $ 7,997,864        $ 5,536,978
     Short term investments                                                5,000,300         10,000,600
     Accounts receivable, net                                                 79,143            137,690
     Inventory                                                               120,073            144,945
     Prepaid expenses                                                        146,535             69,220
     Income tax receivable                                                   162,696            166,231
     Other current assets                                                    109,105            109,105
                                                                         -----------        -----------
Total Current Assets                                                      13,615,716         16,164,769
                                                                         -----------        -----------
Property and Equipment, Net                                                1,441,931            610,477
                                                                         -----------        -----------
Other Assets:
     Intangible assets, net                                                  246,607            259,015
     Deposits  and other                                                      21,671             21,411
                                                                         -----------        -----------
           Total Other Assets                                                268,278            280,426
                                                                         -----------        -----------
Total Assets                                                             $15,325,925        $17,055,672
                                                                         ===========        ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable                                                    $ 1,124,406        $ 1,060,799
     Accrued expenses and other current liabilities                          475,937            553,837
     Deferred revenues                                                       402,741            392,778
     Notes payable to related parties                                             --            662,420
     Current portion of capitalized lease obligations                         12,637             20,835
                                                                         -----------        -----------
          Total Current Liabilities                                        2,015,721          2,690,669
                                                                         -----------        -----------
Capitalized Lease Obligations, net of current portion                          6,515             10,788
                                                                         -----------        -----------
Commitments and contingencies                                                     --                 --
Stockholders' Equity
     Preferred stock, liquidation value of $20,000,000;
       10,000,000 shares authorized, 5,000,000 shares
       issued and outstanding at March 31, 1998 and
       December 31, 1997 respectively                                     19,524,452         19,355,788
     Common stock, par value $.008; 37,500,000 shares
       authorized, 7,713,366 and 7,651,810 shares issued
       and outstanding at March 31, 1998 and
       December 31, 1997 respectively                                         62,606             62,114
     Accumulated deficit                                                  (5,878,369)        (4,658,687)
     Common stock held in treasury, at cost                                 (405,000)          (405,000)
                                                                         -----------        -----------
          Total Stockholders' Equity                                      13,303,689         14,354,215
                                                                         -----------        -----------
         Total Liabilities and Stockholders' Equity                      $15,325,925        $17,055,672
                                                                         ===========        ===========

See notes to condensed consolidated financial statements.

                          IMALL, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations

                                                                    For the Three Months Ended
                                                               ------------------------------------
                                                               March 31, 1998        March 31, 1997
                                                               --------------        --------------
                                                                 (unaudited)           (unaudited)
REVENUES                                                         $ 3,472,299             $4,078,434
COST OF REVENUES                                                   1,031,397              1,254,181
                                                                 -----------             ----------
     GROSS MARGINS                                                 2,440,902              2,824,253
SELLING EXPENSES                                                   1,966,025              1,304,770
GENERAL AND ADMINISTRATIVE EXPENSES                                1,755,291              2,207,598
                                                                 -----------             ----------
    Operating Loss                                                (1,280,414)              (688,115)
                                                                 -----------             ----------
OTHER INCOME AND EXPENSES:
     Other Income, net                                                    --                 17,608
     Interest Income (Expense), net                                   60,732                (11,699)
                                                                 -----------             ----------
          Total Other Income, net                                     60,732                  5,909
                                                                 -----------             ----------
LOSS BEFORE PROVISION FOR
      INCOME TAXES                                                (1,219,682)              (682,206)
PROVISION FOR INCOME TAXES                                                --                     --
                                                                 -----------             ----------
NET LOSS                                                          (1,219,682)              (682,206)
                                                                 ===========             ==========
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                    $     (0.22)            $    (0.09)
                                                                 ===========             ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                                7,652,494              7,410,566
                                                                 ===========             ==========

See notes to condensed consolidated financial statements.

                          IMALL, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Cash Flows

                                                                                For the Three Months Ended
                                                                           ------------------------------------
                                                                           March 31, 1998         March 31, 1997
                                                                           --------------         --------------
                                                                             (unaudited)            (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                  $(1,219,682)             $(682,206)
   Adjustments to reconcile net
    loss to net cash used in operating activities
     Depreciation and amortization                                               147,543                131,131
      Provision for losses on accounts receivable                                     --                  8,288
      Loss on sale of furniture, fixtures and equipment                               --                  1,236
     Changes in assets and liabilities, net of
       Effects from purchase of subsidiaries:
         (Increase) decrease in:
           Accounts receivable                                                    58,547               (100,537)
           Related-party receivable                                                   --                 85,521
           Employee receivable                                                        --                 14,536
           Prepaid expenses                                                      (77,316)              (108,891)
           Income tax receivable                                                   3,535                     --
           Inventory                                                              24,872                (53,571)
           Deposits                                                                 (260)                (5,505)
        Increase (decrease) in:
           Accounts payable                                                       63,607                159,656
           Accrued liabilities                                                   117,846                276,206
           Accrued interest payable to related party                                  --                 14,750
           Income tax payable                                                         --                (41,068)
           Deferred revenues                                                       9,963                 62,377
                                                                             -----------              ---------
     Net Cash Used in Operating Activities                                      (871,345)              (238,077)
                                                                             -----------              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
        Cash collections on notes receivable                                          --                 24,500
        Purchase of property and equipment                                      (931,718)               (17,266)
        Increase in intangible assets                                            (34,869)                    --
        Proceeds from sales and maturity of investments in
           marketable securities                                               5,000,300                     --
                                                                             -----------              ---------
     Net Cash Provided by Investing Activities                                 4,033,713                  7,234
                                                                             -----------              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

        Proceeds from issuance of notes payable to stockholder                        --                500,000
        Financing cost related to private placement of
           preferred stock                                                       (26,591)                    --
        Principal payments on notes payable                                     (662,420)               (12,500)
        Principal payments on obligations under capital leases                   (12,471)                (9,632)
                                                                             -----------              ---------
     Net Cash (Used in) Provided by Financing Activities                        (701,482)               477,868
                                                                             -----------              ---------

INCREASE IN CASH AND CASH EQUIVALENTS                                          2,460,886                247,025

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                               5,536,978                 40,264
                                                                             -----------              ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $ 7,997,864              $ 287,289
                                                                             ===========              =========
SUPPLEMENTAL CASH FLOW INFORMATION:

     Cash paid for interest                                                  $     2,838              $  17,342
                                                                             ===========              =========
     Income taxes paid                                                       $     2,572              $   4,639
                                                                             ===========              =========

See notes to condensed consolidated financial statements

                          IMALL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

(1)     Interim Condensed Consolidated Financial Statements.

The accompanying condensed consolidated financial statements have been prepared by the Company and have not been audited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of the dates and for the periods presented herein have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10K-SB. The results of operations for the three months ended March 31, 1998, are not necessarily indicative of the operating results for the year ended December 31, 1998. The accounting policies followed by the Company are set forth in the notes to the Company's consolidated financial statements in its Form 10K-SB.

(2)     Net Income (Loss) Per Common Share.

Net income (loss) per common share is based on the weighted average number of common shares outstanding for each period reported. In February 1997, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). This statement specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") for financial statements issued for all periods ending after December 15, 1997. SFAS No. 128 simplifies the standards for computing EPS in comparison to APB Opinion No. 15 and replaces the presentations of Primary EPS and Fully Diluted EPS with a presentation of Basic EPS and Diluted EPS. In preparing the calculation of earnings per share, the net loss was increased by $450,000 to $1,670,000 or $0.22 per common share due to the effect of cumulative preferred stock dividends that were not declared in the first quarter of 1998. The earnings per share computation for the 1998 period excludes 1.6 million shares for stock options/compensation plans, 6.25 million shares for convertible securities, and warrants convertible into 3.5 million shares of common stock because their effect would have been antidilutive. There were no common stock equivalents in existence during the first quarter of 1997.

Share and per share data presented reflect a one for eight reverse stock split effective February 12, 1998.

(3)     Recent Accounting Pronouncements.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustment and unrealized gain/loss on available for sale securities. The Company had no income that would fall under the comprehensive income rules in the 1998 or 1997 periods.

In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company believes that its operations do not include multiple segments and therefore no disclosures are necessary at this time. The disclosures prescribed by SFAS 131 are effective for fiscal years beginning after December 15, 1997.

================================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to, or solicitation of, anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                              --------------------

                                TABLE OF CONTENTS

                                                                                             Page
Prospectus Summary........................................................................
Risk Factors..............................................................................
Use of Proceeds...........................................................................
Market Price for the Common Stock..........................................................
Capitalization............................................................................
Dividend Policy...........................................................................
Management's Discussion and Analysis
      or Plan of Operations...............................................................
Business..................................................................................
Management................................................................................
Security Ownership of Certain Beneficial
      Owners and Management...............................................................
Certain Transactions .....................................................................
Description of Securities.................................................................
Shares Eligible for Future Sale...........................................................
Plan of Distribution......................................................................
Selling Securityholders...................................................................
Legal Matters.............................................................................
Experts...................................................................................
Changes in Registrant's
      Certifying Accountants..............................................................
Additional Information....................................................................
Index to Financial Statements.............................................................

                              --------------------

Until __________, 1998 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities offered hereby, whether or not participating in the Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                   IMALL, INC.

                                  COMMON STOCK
                                      AND
                                    WARRANTS


                               ------------------

                                   PROSPECTUS

                               ------------------


                            ___________________,1998


================================================================================

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        As authorized by Section 78.751 of the Nevada General Corporation Law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

        Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

        Article 6.E of the Articles of Incorporation of the Company, as amended, and Article 5 of the Bylaws of the Company provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its shareholders for breaches of their fiduciary duties.

        The Company maintains Director and Officer liability insurance with an aggregate coverage amount of $10,000,000.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The estimated expenses for the issuance and distribution of the Securities registered hereby are set forth in the following table:

ITEM                                                                                       AMOUNT
----                                                                                       ------
SEC Registration Fee......................................................            $    20,711
Transfer Agent Fees.......................................................                    200
Legal Fees................................................................                 35,000
Accounting Fees...........................................................                  5,000
Printing and Engraving Costs..............................................                  4,500
Miscellaneous.............................................................                  2,589
         Total............................................................            $    68,000
                                                                                      ===========


ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

            The following list shows all sales of unregistered securities in the past three years. The information has been adjusted to take in to account all stock splits, including a 1 for 19 reverse stock split in January 8, 1996, the 4 for 1 forward stock split in May 22, 1996 and a 1 to 8 reverse stock split on February 12, 1998. All shares of securities issued in these transactions bear restrictive legends. Unless otherwise noted, the consideration given in each of the share exchanges was all of the outstanding common stock of the other constituent company. No underwriters or agents were involved in any of the share exchanges. Each share exchange was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as issuances not involving a public offering. The consideration in the International Marketing Associates private placement was services in the nature of promotional work at industry conventions, and was intended to approximate the value of the services they were to render for the Company at such conventions. This private placement was exempt from registration pursuant to Regulation D of the Securities Act as an issuance not involving a public offering. All persons receiving shares in the transactions described below were allowed access to the Company's books and records and made representations to the Company that they were acquiring shares of the Company's common stock for their own account and for investment purposes only.

Share Exchange with Madison York & Associates, Inc. January 16, 1996
Number of shares issued:  2,103,112
The number of shares listed in the Company's Statement of Stockholders' Equity in connection with this transaction consists of the 2,103,112 shares issued to the shareholders of Madison York & Associates, Inc., and 2,701,848 shares existing in connection with the reverse acquisition accounting.

Share Exchange with Cabot Richards & Reed, Inc. January 16, 1996
Number of shares issued:  1,400,000

Share Exchange with R&R Advertising, Inc. January 16, 1996
Number of shares issued:  600,000

Share Exchange with Inter Active Marketing Group, Inc. March 5, 1996
Amount of shares issued:  52,563
In addition, 151,787 shares were placed in escrow in accordance with certain earn-out provisions in the Company's share exchange agreement with IMG. The Company has since retired such shares with the consent of IMG because it became clear that IMG would not obtain the targets for the earn-out provisions.

Share Exchange with e.m.a.N.a.t.e., Inc. April 26, 1996
Amount of shares issued:  200,000

In January 1996, the Company also issued 350,000 shares to an investment banking firm for services valued at $28,000 which were rendered in connection with the reverse acquisition. No relationship existed between the Company and the investment banking firm prior to the services performed.

            The Company issued 315,384 shares of common stock in August, September and October 1997 at a purchase price of $3.25 per share to private investors in a transaction exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder as an issuance not involving a public offering. Additionally, in January 1998, the Company issued to such investors warrants to purchase an aggregate of 25,749 of the Company's common stock at an exercise price of $3.20 per share, subject to adjustment. No agents or underwriters were involved in this transaction.

            The Company issued 200 "Units" at a price of $100,000 per unit in December 1997. Each Unit consisted of (i) 25,000 shares of the Series A 9% Convertible Preferred Stock, par value $.001 per share, each convertible into
1.25 shares of the Company's common stock, and (ii) warrants to purchase 7,813 shares of the Company's common stock at an exercise price of $3.20 per share, subject to adjustment. This transaction was exempt from registration under
Section 4(2) of the Securities Act and Regulation D thereunder as an issuance not involving a public offering. Commonwealth Associates acted as placement agent in this transaction and received a fee of $2,000,000, plus expenses, and warrants to purchase 1,500,000 shares of the Company's common stock at an exercise price of $3.20 per share, subject to adjustment. Prior to the initial closing of the Units, the Company issued warrants to purchase an aggregate of 6,250 shares of the Company's Common Stock at an exercise price of $3.20 per share for making certain bridge loans to the Company. The issuance was in a transaction exempt from registration under
Section 4(2) of the Securities Act and Regulation D thereunder.

            In August 1997, the Company issued 36,821 shares of Common Stock, and in December 1997, the Company issued 59,208 shares of Common Stock, to consultants for services rendered in connection with Internet training and consulting. The issuances were in transactions exempt from registration under
Section 4(2) of the Securities Act.

ITEM 27.    EXHIBITS

Exhibit
Number      Title
------      -----

3.1      Articles of Incorporation, as amended, as filed with the Nevada
         Secretary of State(1)

3.2      By-laws, as amended(1)

5.1      Opinion of Loeb & Loeb LLP

10.1     Software License and Distribution Agreement between the Company and
         AT&T(1)

10.2     Agreement with Positive Response T.V.(1)

10.3     Memorandum of Understanding between the Company and Softbank(1)

10.4     Consulting Agreement with Craig Pickering(2)

10.5     Employment Agreement with Richard Rosenblatt(2)

10.6     Employment Agreement with Mark Comer(2)


10.7     Employment Agreement with Martin Rosenblatt(1)

10.8     Employment Agreement with Anthony Mazzarella(2)

10.9     Employment Agreement with Phillip Windley(2)

10.10    Employment Agreement with Steve Rossow(2)

10.11    Employment Agreement with Stephen Fulling(2)

10.12    Services and License Agreement between the Company and Koinonia System
         Co. Ltd.(2)

10.13 Online Commerce Representation Agreement between Universal/Hyundai LLC dba Animalhouse.com and the Company, dated April 1, 1998(3)

21.1     Subsidiaries of Registrant(1)

23.1     Consent of Arthur Andersen LLP

23.2 Consent of Loeb & Loeb LLP (included in the opinion to be filed as Exhibit 5.1)

24.1     Power of Attorney (included on signature page)

27.1     Financial Data Schedule

--------------------

(1) Incorporated by reference to the Exhibits to the Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission on August 4, 1997.

(2) Incorporated by reference to the Exhibits to Amendment No. 1 to the Registration Statement on Form 10-SB as filed with the Securities and Exchange Commission on February 3, 1997.

(3) Incorporated by reference to the Exhibits to the Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on May 14, 1998.

ITEM 28. UNDERTAKINGS

        The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement.

                  (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  (3) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                  (4) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

            In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on the 30th day of June, 1998.


IMALL, INC.


By: /s/ RICHARD M. ROSENBLATT
    ------------------------------------
    Richard M. Rosenblatt
    Chairman and Chief Executive Officer

                                POWER OF ATTORNEY


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Rosenblatt, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of iMall, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

            In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date stated.

Signature                                 Title                       Date
---------                                 -----                       ----

 /s/ RICHARD M. ROSENBLATT                Chairman and Chief          June 30, 1998
--------------------------------
Richard M. Rosenblatt                     Executive Officer

 /s/ MARK R. COMER                        President and Director      June 29, 1998
--------------------------------
Mark R. Comer

 /s/ ANTHONY P. MAZZARELLA                Executive Vice President,   June 30, 1998
--------------------------------
Anthony P. Mazzarella                     Secretary/Treasurer,
                                          Chief Financial Officer
                                          and Director

 /s/ CRAIG R. PICKERING                   Director                    June 30, 1998
--------------------------------
Craig R. Pickering

 /s/ MARSHALL S. GELLER                   Director                    June 26, 1998
--------------------------------
Marshall S. Geller

 /s/ HAROLD S. BLUE                       Director                    June 30, 1998
--------------------------------
Harold S. Blue

 /s/ LEONARD M. SCHILLER                  Director                    June 30, 1998
--------------------------------
Leonard M. Schiller

 /s/ HOWARD A. GOLDBERG                   Director                    June 29, 1998
--------------------------------
Howard A. Goldberg

 /s/ RICHARD H. ROGEL                     Director                    June 29, 1998
--------------------------------
Richard H. Rogel
